EXHIBIT 4.6


                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

                            Dated as of June 1, 2000

                                     among

                         VANGUARD HEALTH SYSTEMS, INC.

                   MORGAN STANLEY CAPITAL PARTNERS III, L.P.

                            MSCP 892 INVESTORS, L.P.

                     MORGAN STANLEY CAPITAL INVESTORS, L.P.

              MORGAN STANLEY DEAN WITTER CAPITAL PARTNERS IV, L.P.

             MORGAN STANLEY DEAN WITTER CAPITAL INVESTORS IV, L.P.

                          MSDW IV 892 INVESTORS, L.P.

                                      and

                            THE OTHER PERSONS LISTED
                         ON THE SIGNATURES PAGES HEREOF

                              AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

     AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of June 1, 2000 among Vanguard Health Systems, Inc., a Delaware corporation (the "Issuer"), Morgan Stanley Capital Partners III, L.P., a Delaware limited partnership ("MSCP III"), MSCP III 892 Investors, L.P., a Delaware limited partnership ("892 Investors"), Morgan Stanley Capital Investors, L.P., a Delaware limited partnership ("MSCI"), Morgan Stanley Dean Witter Capital Partners IV, L.P. ("MSCP IV"), Morgan Stanley Dean Witter Capital Investors IV, L.P. ("MSCI-IV"), MSDW IV 892 Investors, L.P. ("892-IV Investors") and each of the other Persons listed on the signature pages hereof. Each of the parties to this Agreement (other than the Issuer) and any other Person who, pursuant to the terms hereof, shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Holder".

     WHEREAS, the parties hereto have entered into an Amended and Restated Subscription Agreement dated as of June 1, 2000 (as further amended from time to time, the "Subscription Agreement") pursuant to which the Holders purchased or will, subject to the terms and conditions therein, purchase Common Shares (as defined below) from the Issuer;

     WHEREAS, the parties hereto have entered into a Surviving Shareholders Agreement dated as of June 1, 1998 (as amended from time to time, the "Surviving Shareholders Agreement") which shall not become effective pursuant to the terms thereof until the date of the termination of this Agreement pursuant to Section hereof; and

     WHEREAS, the parties hereto, desiring to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Shares and to provide for certain rights and obligations relating to the capital stock of the Issuer and certain matters relating to the conduct of the business and the affairs of the Issuer, have previously entered into a Shareholders Agreement dated as of June 1, 1998 (the "Original Shareholders Agreement") which contains such restrictions, rights and obligations and now desire to amend and restate the Original Shareholders Agreement in the manner set forth herein.

     NOW, THEREFORE, the parties hereto agree that Articles 1 through 5 of the Original Shareholders Agreement are hereby amended and restated in their entirety as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

          "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person; provided that, for purposes of this Agreement,
     (i) the Issuer shall not be treated as an Affiliate of any Holder or such Holder's Affiliates and (ii) a Holder and its Affiliates shall not be treated as Affiliates of the Issuer or its Affiliates or as Affiliates of any other Holder or such Holder's Affiliates solely by reason of its ownership interest in the Issuer. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Board of Directors" means the Board of Directors of the Issuer.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

          "Carry Option Plan" means the Vanguard Health Systems, Inc. Carry Option Plan dated as of June 1, 1998, as amended as of June 1, 2000.

          "Cause" means, with respect to any Management Investor who has an employment agreement with the Issuer, "Cause" as defined in such Management Investor's employment agreement with the Issuer or, if such Management Investor does not have an employment agreement with the Issuer, "Cause" shall mean (i) the conviction of such Management Investor by a court of competent jurisdiction of a criminal act classified as a felony or involving moral turpitude following the exhaustion of all possible appeals, (ii) the willful and continued failure by such Management Investor to substantially perform his or her duties with the Issuer (other than any such failure resulting from his or her incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by such Management Investor pursuant to Section 7.1 of his or her Severance Protection Agreement with the Issuer) after a written demand for substantial performance is delivered to such Management Investor by the Issuer, which demand specifically identifies the manner in which the Issuer believes that such Management Investor has not substantially performed his or her duties, or (iii) the willful engaging by such Management Investor in conduct which is demonstrably and materially injurious to the Issuer or its subsidiaries, monetarily or otherwise. For purposes of clauses (ii) and (iii) of this definition, no act, or failure to act, on such Management Investor's part shall


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


     be deemed "willful" unless done, or omitted to be done, by such Management Investor not in good faith and without reasonable belief that his or her act, or failure to act, was in the best interest of the Issuer.

          "Commission" means the Securities and Exchange Commission or any successor commission or agency having similar powers.

          "Common Shares" means shares of the common stock of the Issuer, par value $0.01 per share.

          "Compensation Committee" means the Compensation Committee of the Board of Directors or, if at such time no such committee exists, the Board of Directors.

          "Cost" means, with respect to any share of capital stock or other equity security of the Issuer, the price paid for such share or other security, it being understood that (i) with respect to the Initial Shares and all other Common Shares purchased prior to June 1, 1998, "Cost" shall be equal to $100 per share, and (ii) with respect to (A) the Initial Options, "Cost" shall be equal to $1,531.06 per share for each Management Investor other than Mr. Ways for whom "Cost" shall be zero and (B) all other stock options of the Issuer, "Cost" shall be zero.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee that are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all contingent and non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, and (vii) all Debt of others guaranteed by such Person.

          "Duly Endorsed" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Executive Managers" means collectively Charles N. Martin, Jr., W. Lawrence Hough, Joseph D. Moore, Keith B. Pitts and Ronald P. Soltman.


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          "Good Reason" means, with respect to any Management Investor who has an employment agreement with the Issuer, "Good Reason" as defined in such Management Investor's employment agreement with the Issuer or, if such Management Investor does not have an employment agreement with the Issuer, "Good Reason" shall mean the occurrence (without such Management Investor's express written consent), following a Change in Control (as defined in the Severance Protection Agreements between each Management Investor (other than the Executive Managers) and the Issuer dated as of June 1, 1998) during the term of this Agreement (including any events prior to a Change of Control that are deemed to have occurred following a Change of Control pursuant to Section 6.1 of such Severance Protection Agreements), of any one of the following acts by the Issuer, or failures by the Issuer to act, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to the date of termination of employment of such Management Investor specified a notice of termination given by such Management Investor in respect thereof (which notice shall be delivered at least 15 and not more than 60 days prior to the termination by the Management Investor of his employment):
     (A) any change in such Management Investor's title, authorities, responsibilities (including reporting responsibilities) which represents, in such Management Investor's reasonable judgment, an adverse change from his status, title, position or responsibilities (including reporting responsibilities) which were in effect immediately prior to the Change in Control or from his status, title, position or responsibilities (including reporting responsibilities) which were in effect following a Change in Control pursuant to such Management Investor's consent to accept any such change; (B) the assignment to him of any duties or work responsibilities which in his reasonable judgment are inconsistent with his status, title, position or work responsibilities; or any removal of him from, or failure to reappoint or reelect him to, any of such positions, except if any such changes are because of disability, retirement, death or Cause; (C) a reduction by the Issuer in such Management Investor's annual base salary as in effect on June 1, 1998 or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Issuer and all senior executives of any Person in control of the Issuer; (D) the relocation of such Management Investor's office at which he is to perform his duties, to a location more than thirty (30) miles from the location at which such Management Investor performed his duties prior to the Change in Control, except for required travel on the Issuer's business to an extent substantially consistent with his business travel obligations prior to the Change in Control; (E) if such Management Investor had been based at the Issuer's principal executive offices immediately prior to the Change in Control, the relocation of the Issuer's principal executive offices to a location more than 30 miles from the location of such offices immediately prior to the Change in Control; (F) the failure by the Issuer, without such Management Investor's consent, to pay to such Management Investor any portion of his current compensation, or to pay to such Management Investor any portion of an installment of deferred compensation under any deferred compensation program of the Issuer, within seven (7) days of the date that such compensation is due; (G) the failure by the Issuer to continue


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


     in effect any stock-based and/or cash annual- or long-term incentive compensation plan in which such Management Investor participates immediately prior to the Change in Control, unless such Management Investor participates after the Change in Control in other plans generally available to senior executives of the Issuer and senior executives of any Person in control of the Issuer that are comparable in the aggregate; (H) the failure by the Issuer to continue to provide such Management Investor with benefits substantially similar in aggregate value to such Management Investor in the aggregate to those enjoyed by such Management Investor under any of the Issuer's pension, life insurance, medical, health and accident, or disability plans in which such Management Investor was participating immediately prior to the Change in Control, unless such Management Investor participates after the Change in Control in other benefit plans generally available to senior executives of the Issuer and senior executives of any Person in control of the Issuer that are comparable in the aggregate; (I) the adverse and substantial alteration of the nature and quality of the office space within which such Management Investor performed his duties prior to a Change in Control as well as in the secretarial and administrative support provided to such Management Investor, provided, however, that a reasonable alteration of the secretarial or administrative support provided to such Management Investor as a result of reasonable measures implemented by the Issuer to effectuate a cost-reduction or consolidation program shall not constitute Good Reason hereunder; (J) any material breach by the Issuer of any provision of such Management Investor's Severance Protection Agreement; or (K) any termination of such Management Investor's employment which is not effected pursuant to a notice of termination setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of such Management Investor's employment; provided that in respect of each of clauses (A) through (K), a Management Investor's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          "Initial Options" means the stock options of the Issuer set forth opposite the name of each Management Investor under the heading "Initial Options" on Annex I hereto.

          "Initial Shares" means, with respect to any Management Investor, the number of Common Shares purchased prior to June 1, 1998, set forth under the heading "Initial Shares" and opposite the name of such Management Investor on Annex I hereto.

          "IPO" means the initial Public Offering.

          "Liquidity Event" means the first to occur of (i) the consummation of the IPO, (ii) the sale (by way of merger or otherwise) by the MSCP Entities for cash of all or substantially all of their aggregate equity interests in the Issuer in one transaction or a series of related transactions, (iii) the sale (by way of merger or otherwise) by the MSCP Entities, for capital stock of another Person, of all or substantially all of their equity

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


     interests in the Issuer in one transaction or a series of related transactions, but only if all of such capital stock received by the MSCP Entities (x) has been registered under the Securities Act, (y) is capable of being immediately sold by the MSCP Entities upon consummation of such transaction(s) on a national securities exchange or quotation system in accordance with applicable law (the capital stock described in clauses (x) and (y) is hereinafter referred to as "Marketable Securities") and (z) represents less than 30% of the total outstanding common stock of such Person, (iv) the sale (by way of merger or otherwise) for cash and/or Marketable Securities of all or substantially all of the assets (including stock) of the Issuer and its Subsidiaries in one transaction or a series of related transactions in which the Marketable Securities received by the MSCP Entities represent less than 30% of the total outstanding common stock of the acquiror or (v) the liquidation or dissolution of the Issuer and its Subsidiaries.

          "Management Investors" means each Person listed on Annex I hereto, regardless of whether any such Person is an employee of the Issuer at any applicable time.

          "Martin Percentage" means, as of any date, (i) the aggregate number of Common Shares Transferred prior to such date by Charles N. Martin, Jr., any Holder that is an Affiliate of Charles N. Martin, Jr. and their respective Permitted Transferees (other than Common Shares Transferred to other Permitted Transferees of Charles N. Martin, Jr.), divided by (ii) the aggregate number of Common Shares acquired by Charles N. Martin, Jr. and any such Affiliate on or prior to such date (by way of purchase, upon exercise of Options or otherwise).

          "Material Subsidiary" means, as of any date, any Subsidiary whose assets (as set forth in its most recent regularly prepared balance sheet or, if there is no such balance sheet, as agreed by the Issuer and MSCP
     IV), together with capital commitments made to such Subsidiary by the Issuer (or by any of its Subsidiaries) but not funded, on or prior to such date, exceeds 10% of Total Assets.

          "MSCP DIK" means any Transfer by any MSCP Fund of any of its Common Shares to partners of such MSCP Fund pursuant to a distribution in respect of the partnership interests of such MSCP Fund in accordance with such MSCP Fund's partnership agreement as then in effect.

          "MSCP Entities" means the MSCP Funds and their Permitted Transferees.

          "MSCP Funds" means MSCP III, 892 Investors, MSCI, MSCP IV, MSCI-IV, 892-IV Investors and any successors thereof.

          "MSCP Percentage" means, as of any date, (i) the aggregate number of Common Shares Transferred prior to such date by the MSCP Entities, including,


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     without limitation, any Common Shares Transferred pursuant to a MSCP DIK
     (other than (x) Common Shares Transferred between MSCP Entities and (y) any Common Shares forfeited by the MSCP Entities on or prior to such date pursuant to Section of this Agreement), divided by (ii) the aggregate number of Common Shares acquired (by way of purchase or otherwise) by the MSCP Entities on or prior to such date (other than any Common Shares forfeited by the MSCP Entities on or prior to such date pursuant to
     Section 2.08 of this Agreement).

          "Option Plans" means (i) the Carry Option Plan, (ii) the Vanguard Health Systems, Inc. 1998 Stock Option Plan, (iii) the Vanguard Health Systems, Inc. 2000 Stock Option Plan, (iv) the Vanguard Health Systems, Inc. Nonqualified Initial Option Plan, in each case dated as of June 1, 1998 and as the same may be amended from time to time and (v) any other option or equity-based compensation plan adopted by the Issuer after the date hereof.

          "Options" means stock options granted pursuant to the Option Plans.

          "Permitted Transferee" means:

               (i) with respect to any MSCP Fund, (v) any Affiliate of such MSCP Fund, (w) any general or limited partner of such MSCP Fund (a "MSCP Partner"), (x) any officer, general partner, director or limited partner of such MSCP Fund or a MSCP Partner (collectively, "MSCP Associates"), (y) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any MSCP Associate and (z) a trust, corporation, partnership or other entity substantially all the economic interests of which are held by or for the benefit of the MSCP Funds, their Affiliates, MSCP Partners, MSCP Associates, their spouses or their children (whether by birth or adoption);

               (ii) with respect to any Holder that is an individual, (w) the spouse, issue, grandparents, grandchildren, aunts, uncles, nieces and nephews (in each case, whether natural or adopted) of such Holder,
          (x) a Person to whom Common Shares are Transferred by such Holder by will or the laws of descent and distribution, (y) a trust established for the exclusive benefit of such Holder or his or her Permitted Transferees and (z) if such Holder is a Management Investor, a fund in any community foundation established by such Management Investor or a foundation established by such Management Investor for the sole purpose of making charitable donations; and

               (iii) with respect to any other Holder, any Affiliate of such Holder.


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          "Person" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization.

          "Pro Rata Portion" means, with respect to any Holder at any time, (i) the number of Common Shares that such Holder owns at such time, divided by
     (ii) the number of Common Shares owned by all Holders (other than, (x) in the case of Section 2.04, the Tag-along Purchaser (if such Tag-along Purchaser is a Holder) and (y) in the case of Section 2.06, the Seller) at such time.

          "Public Offering" means any underwritten public offering of equity securities of the Issuer pursuant to an effective registration statement under the Securities Act other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Subsidiary" means any entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Issuer.

          "Total Assets" means, as of any date, the total assets of the Issuer and its Subsidiaries on a consolidated basis as set forth in the most recent balance sheet delivered to the MSCP Funds pursuant to Section 4.03(a) or 4.03(b) in respect of the most recently ended fiscal quarter of the Issuer.

          "Transaction Agreements" means this Agreement, the Subscription Agreement, the Surviving Shareholders Agreement and the other Ancillary Agreements (as defined in the Subscription Agreement).

          "Transfer" means, with respect to any security, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such security or any interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such security or any interest therein or any agreement or commitment to do any of the foregoing.

          "Voting Proxy" means the Voting Proxy dated as of June 1, 1998, among the Issuer, Charles N. Martin, Jr., Joseph D. Moore and the other persons listed on the signature pages thereof, as amended from time to time.


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     (b) Each of the following terms is defined in the Section set forth opposite such term:

                      Term                                  Section
                      ----                                  -------
          Compelled Sale Notice                             2.05(b)
          Compelled Sale Purchaser                          2.05(b)
          Compelled Sale Offer                              2.05(b)
          Designated Holders                                2.08
          892 Investors                                     Preamble
          892-IV Investors                                  Preamble
          Holder                                            Preamble
          Initial Order Period                              2.06(a)
          Issuer                                            Preamble
          Marketable Securities                             1.01
          Matter                                            4.01
          MSCI                                              Preamble
          MSCI-IV                                           Preamble
          MSCP III                                          Preamble
          MSCP IV                                           Preamble
          Offer Price                                       2.06(a)
          Offered Shares                                    2.06(a)
          Original Shareholders Agreement                   Recitals
          Rule 144                                          2.01(a)
          Second Order Period                               2.06(b)
          Section 2.05(f) Compelled Sale Offer              2.05(f)
          Seller                                            2.06(a)
          Seller's Notice                                   2.06(a)
          Subscription Agreement                            Recitals
          Surviving Shareholders Agreement                  Recitals
          Tag-along Notice                                  2.04(a)
          Tag-along Notice Date                             2.04(a)
          Tag-along Notice Period                           2.04(a)
          Tag-along Offer                                   2.04(a)
          Tag-along Offer Notice                            2.04(a)
          Tag-along Offerees                                2.04(a)
          Tag-along Purchaser                               2.04(a)
          Transfer Date                                     2.04(a)


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


                                   ARTICLE 2
                RIGHTS AND OBLIGATIONS WITH RESPECT TO TRANSFER

     SECTION 2.01. General Restrictions. (a) No Holder may Transfer any Common Shares or any interest therein on or prior to June 1, 2000, except (i) pursuant to a Public Offering in connection with the exercise of registration rights in accordance with Article or pursuant to Rule 144 (or any successor provision) under the Securities Act (as such rule may be amended from time to time, "Rule 144"), (ii) to a Permitted Transferee of such Holder or (iii) as may be required pursuant to Section 2.08 or Section 2.09. After June 1, 2000, no Holder may Transfer any Common Shares, except (i) pursuant to a Public Offering in connection with the exercise of registration rights in accordance with Article or pursuant to Rule 144; provided that no Executive Manager may sell pursuant to Rule 144 (other than pursuant to the provisions of paragraph (k) of Rule 144) more than 10% of the total number of Common Shares purchased by such Executive Manager prior to such time, (ii) to a Permitted Transferee of such Holder, (iii) as may be required pursuant to Section 2.05 or (iv) otherwise in a private Transfer, subject to the provisions of this Article 2. Notwithstanding anything herein to the contrary, (x) no Holder may mortgage, pledge, grant a security interest or participation in or otherwise encumber any of its Common Shares and (y) no MSCP Fund may effect a MSCP DIK except in connection with or subsequent to a Liquidity Event.

     (b) Notwithstanding anything herein to the contrary and except for Transfers by a Management Investor to his or her Permitted Transferees, each Management Investor and each Permitted Transferee of any Management Investor agrees not to Transfer, mortgage, pledge, grant a security interest or participation interest in or otherwise encumber, any of his or her Initial Shares prior to the termination of this Agreement pursuant to Section 5.15.

     (c) Notwithstanding anything herein to the contrary, each Transfer of Common Shares must be made in compliance with the Securities Act, any applicable state and foreign securities law and this Article 2. Each Holder understands and agrees that the Common Shares have not been registered under the Securities Act and that they are restricted securities. Any attempt to Transfer, pledge, grant a security interest or participation in, or otherwise encumber any Common Shares not in compliance with this Agreement shall be null and void and neither the Issuer nor any transfer agent shall give any effect in the Issuer's transfer records to such Transfer, pledge, grant or encumbrance.

     (d) No Holder shall (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Common Shares, except as may be expressly contemplated by the Subscription Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to its Common Shares inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Holder under this Agreement including,


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but not limited to, agreements or arrangements with respect to the Transfer or voting of its Common Shares or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Common Shares in any manner which is inconsistent with the provisions of this Agreement.

     SECTION 2.02. Agreement to Be Bound. No Transfer of Common Shares otherwise permitted pursuant to Article 2 (other than Transfers pursuant to a Public Offering or Transfers to the Issuer) shall be effective unless (i) the certificates representing such Common Shares delivered to such transferee shall bear the legend set forth in Section 2.03, if required by such Section and (ii) prior to such Transfer, such transferee (if not already a party to this Agreement) shall have executed and delivered to the Issuer an instrument or instruments substantially in the form of Exhibit A hereto confirming that such transferee has agreed to be bound as a "Holder" by the terms of this Agreement and the Surviving Shareholders Agreement, a copy of which instrument shall be maintained on file with the Secretary of the Issuer and shall include the address of such transferee to which notices hereunder shall be sent; provided that the provisions of clause (ii) above shall not be applied to any MSCP DIK in connection with which any MSCP Fund determines not to require its partners to have agreed in writing to be bound by the terms of this Agreement or the Surviving Shareholders Agreement or to be entitled to the benefit hereof or thereof. The Issuer agrees that prior to issuing Common Shares or securities convertible or exchangeable for Common Shares to (x) the owner of any hospital or hospital system in partial consideration for the acquisition of assets from the owner of such hospital or hospital system or (y) any holder of any Options who is not otherwise a party to this Agreement, the Issuer will require such owner or such holder, as the case may be, to agree to be bound by this Agreement and the Surviving Shareholders Agreement in the manner described above.

     SECTION 2.03. Legends. (a) Each certificate evidencing outstanding Common Shares acquired by any Holder shall bear a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN (I) THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF JUNE 1, 2000 AND (II) THE SURVIVING SHAREHOLDERS AGREEMENT DATED AS OF JUNE 1, 1998, COPIES OF EACH OF WHICH WILL BE FURNISHED BY VANGUARD HEALTH SYSTEMS, INC. UPON REQUEST AND WITHOUT CHARGE.


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


     (b) If any Common Shares (i) shall cease to be Registrable Common Shares or (ii) may be sold pursuant to Rule 144 or otherwise in the public market without being registered under the Securities Act, upon the written request of the Holder thereof (who shall provide with such request evidence reasonably satisfactory to the Issuer (which may include an opinion of counsel) that such Common Shares may be sold in the case of any sale under (ii) above), the Issuer shall issue to such Holder a new certificate evidencing such Common Shares without the first sentence of the legend required by Section 2.03(a) hereof endorsed thereon. If any Common Shares shall cease to be subject to the restrictions on Transfer set forth in this Agreement and the Surviving Shareholders Agreement, the Issuer shall, upon the written request of the Holder thereof, issue to such Holder a new certificate evidencing such Common Shares without the second sentence of the legend (or the reference therein to the applicable agreement) required by Section 2.03(a) hereof endorsed thereon.

     SECTION 2.04. Tag-along Rights. (a) Subject to the Transfer restrictions set forth in Section 2.01 hereof and except as provided in Section 2.04(f), if any Holder or group of Holders proposes to Transfer to any Person (a "Tag-along Purchaser"), in a bona fide, arm's-length transaction or series of related transactions, more than 5% of the outstanding Common Shares (a "Tag-along Offer"), such Holder or Holders shall provide written notice (the "Tag-along Offer Notice") of such Tag-along Offer to the Issuer and the Issuer shall promptly provide written notice (the effective date of such notice being the "Tag-along Notice Date") of such Tag-along Offer to the other Holders (the "Tag-along Offerees") in the manner set forth in this Section 2.04.

     The Tag-along Offer Notice shall identify the Tag-along Purchaser, the consideration per Common Share and the other material terms and conditions of the Tag-along Offer and, in the case of a Tag-along Offer in which the consideration payable for Common Shares consists in part or in whole of consideration other than cash, such information relating to such consideration as the Tag-along Offerees may reasonably request as being necessary to evaluate such non-cash consideration, it being understood that such request shall not obligate such Holder or Holders to deliver any information to the Tag-along Offerees not available to such Holder or Holders.

     The Tag-along Offerees shall have the right, exercisable as set forth below, to accept the Tag-along Offer for up to such number of their Common Shares determined pursuant to Section 2.04(b); provided that the Holders (and the Issuer) first shall have been afforded the opportunity to acquire, to the extent required pursuant to Section 2.06, the Common Shares proposed to be Transferred pursuant to the Tag-along Offer. Upon the consummation of any Transfer of Common Shares pursuant to a Tag-along Offer, all of the Holders participating therein will receive the same form and amount of consideration per Common Share; provided that (i) the amount of the consideration to be received shall include any payments to any Holder for an agreement not to compete or any other payments or consulting fees payable to any Holder (other than fees for actually anticipated future services) and (ii) in no event shall any reasonable and customary investment banking, advisory or financing fees payable to such Holder(s) or any of their Affiliates be included in the amount of consideration per Common Share. If any Holder is given an option as to the form and amount of consideration to be received, all Holders participating in such Tag-along Offer will be given the same option. If any Tag-along Offeree desires to accept the Tag-along Offer, such Tag-along Offeree shall provide such Holder(s) with written notice (a "Tag-along Notice") (specifying the number of Common Shares which such Tag-along Offeree desires to Transfer, which shall in no event exceed the number determined pursuant to Section 2.04(b)) within 15 Business Days after the Tag-along Notice Date (the "Tag-along Notice Period"), and shall simultaneously provide a copy of such Tag-along Notice to the Issuer. Such Tag-along Notice shall be irrevocable and binding, and shall constitute an irrevocable acceptance of the Tag-along Offer by such Tag-along Offeree for the Common Shares specified therein. If, at the termination of the Tag-along Notice Period, any Tag-along Offeree shall not have accepted the Tag-along Offer, such Tag-along Offeree will be deemed to have waived any and all of its rights under this Section 2.04 with respect to the Transfer of any of its Common Shares pursuant to such Tag-along Offer.

     As soon as practicable after the expiration of the Tag-along Notice Period, such Holder(s) shall notify the Issuer and the accepting Tag-along Offerees of the number of Common Shares that the Tag-along Offerees are obligated to Transfer pursuant to the Tag-along Offer and Section 2.04(b). Such Holder(s) shall notify the Issuer and the accepting Tag-along Offerees of the proposed date of any Transfer ("Transfer Date") pursuant to this Section 2.04 no less than 10 days prior to the Transfer Date. No less than 2 days prior to the Transfer Date, the accepting Tag-along Offerees shall deliver to such Holder(s) the certificate or certificates representing the Common Shares to be Transferred pursuant to such offer by the Tag-along Offerees Duly Endorsed, together with a limited power-of-attorney authorizing such Holder(s) to Transfer such Common Shares pursuant to the terms of the Tag-along Offer and all other documents required to be executed in connection with Tag-along Offer.

     (b) Each Tag-along Offeree shall have the right to Transfer, pursuant to the Tag-along Offer, a number of Common Shares up to the product of the total number of Common Shares offered to be Transferred by such Holder(s) or offered to be purchased by the Tag-along Purchaser as set forth in such Tag-along Offer and the Pro Rata Portion of such Tag-along Offeree.

     (c) Such Holder(s) shall have 120 days from the termination of the Tag-along Notice Period in which to consummate the Transfer contemplated by the Tag-along Offer to the Tag-along Purchaser at the price and on the terms contained in the Tag-along Offer Notice; provided that if such Transfer is subject to regulatory approval, such 120-day period shall be extended until the expiration of 5 Business Days after all such approvals have been received, but in no event later than 270 days following the termination of the Tag-along Notice Period. If such Holder(s) have not completed the Transfer contemplated by the Tag-along Offer Notice within the period described above, then the rights of such Holder(s) to Transfer such Common Shares, and the rights of the Tag-along Offerees to Transfer such Common Shares, pursuant to this Section 2.04 shall terminate and such Holder(s) shall again comply with the procedures set forth in this Section with respect to any proposed Transfer.

     (d) Promptly after the consummation of the Transfer of the Common Shares pursuant to the Tag-along Offer, such Holder(s) shall notify the Tag-along Offerees thereof, shall remit to the Tag-along Offerees the total sales price and consideration specified in the Tag-along Offer Notice of the Common Shares of the Tag-along Offerees Transferred pursuant thereto, and shall furnish such other evidence of such Transfer (including the time of completion) and the terms thereof as may be reasonably requested by the Tag-along Offerees. Notwithstanding the foregoing, the Tag-along Offerees shall be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price and to make such representations, warranties and covenants and enter into such agreements as are customary for transactions of the nature of the Tag-along Offer, in each case under the terms of the definitive agreement(s) relating to such Tag-along Offer.

     (e) Notwithstanding anything contained in this Section 2.04, there shall be no liability on the part of such Holder(s) to the Tag-along Offerees if the Transfer of Common Shares pursuant to Section 2.04(b) is not consummated for whatever reason, regardless of whether such Holder(s) have delivered a Tag-along Offer Notice. Whether to effect a Transfer of Common Shares pursuant to this Section 2.04 by such Holder(s) is in the sole and absolute discretion of such Holder(s).

     (f) The provisions of this Section 2.04 shall not apply to any proposed Transfer of Common Shares by such Holder(s) (i) pursuant to a Public Offering,
(ii) to the Issuer, (iii) to a Permitted Transferee of such Holder(s), or (iv) pursuant to Section 2.05 or Section 2.06.

     SECTION 2.05. MSCP Entities' Rights to Compel Transfer. (a) If the MSCP Entities have delivered a Seller's Notice after June 1, 2003 with respect to all of their Common Shares, and if all of such Common Shares have not been purchased thereafter for cash by the Holders in a purchase and sale process to be conducted in the manner set forth in Section 2.06, the MSCP Entities shall have the right, subject to Section 2.05(e), in connection with any proposed Transfer by the MSCP Entities of such Common Shares (the "Compelled Sale Offer") to any Person (the "Compelled Sale Purchaser"), to require each Holder to Transfer all of the Common Shares owned by such Holder to the Compelled Sale Purchaser, for the same consideration per Common Share and otherwise on the same terms and conditions upon which the MSCP Entities Transfer their Common Shares; provided that if such Transfer is subject to regulatory approval, such 120-day period shall be extended until the expiration of 5 Business Days after all such approvals have been received, but in no event later than 365 days following the effective date of the Compelled Sale Notice. If the MSCP Entities elect to exercise their right to compel the Holders to sell Common Shares pursuant to this Section 2.05 in connection with any Tag-Along Offer, the provisions of this Section 2.05 shall apply in lieu of the provisions of Section 2.04.

     (b) If the MSCP Entities elect to exercise their right to compel sale pursuant to this Section 2.05 they shall deliver written notice (a "Compelled Sale Notice") of any Compelled Sale Offer to the Holders and the Issuer, setting forth the consideration per Common Share and other terms thereof. Each Holder shall deliver to the MSCP Entities prior to the expiration of a 30-day period commencing on the date of the applicable Compelled Sale Notice, the certificate or certificates representing the number of Common Shares required to be sold by such Holder Duly Endorsed, together with all other documents required to be executed by such Holders in connection with such Compelled Sale Offer. If any such Holder fails to deliver such certificates to the MSCP Entities, the Issuer shall cause the books and records of the Issuer to show that such Common Shares are bound by the provisions of this Section 2.05 and that such Common Shares shall be Transferred only to the Compelled Sale Purchaser upon surrender for Transfer by such Holder.

     (c) The MSCP Entities shall have 120 days from the date of the Compelled Sale Notice to sell to the Compelled Sale Purchaser all the Common Shares subject to the Compelled Sale Offer; provided that if such Transfer is subject to regulatory approval or other approvals, such 120-day period shall be extended until the expiration of 5 Business Days after all such approvals have been received, but in no event later than 365 days following the effective date of the Compelled Sale Notice. Promptly after completion of any such Transfer pursuant to this Section 2.05, the MSCP Entities shall notify the Issuer and each Holder of such completion and shall furnish evidence of such sale (including time of completion) and of the terms thereof as the Issuer or any such Holder may request. The MSCP Entities shall also promptly remit to each Holder the proceeds of such sale attributable to the sale of such Holder's Common Shares. Notwithstanding the foregoing, each Holder shall be required to bear its proportionate share of any escrows, holdbacks or adjustments in purchase price and to make such representations, warranties and covenants and enter into such agreements as are customary for transactions of the nature of the Compelled Sale Offer, in each case under the terms of the definitive agreement(s) relating to such Compelled Sale Offer. If any sale to a Compelled Sale Purchaser is not completed prior to the expiration of the period described above, the MSCP Entities may not consummate such Transfer and shall return to each Holder all certificates representing the Common Shares which such Holder previously delivered to the MSCP Entities in connection with such Compelled Sale Offer, and the right of the MSCP Entities to compel sale pursuant to this Section

2.05 shall terminate and the MSCP Entities shall again comply with the procedures set forth in this Section 2.05 with respect to any proposed Compelled Sale Offer.

     (d) Notwithstanding anything in this Section 2.05, there shall be no liability on the part of the MSCP Entities to any Holder if any sale of Common Shares pursuant to this Section 2.05 is not consummated for whatever reason, regardless of whether the MSCP Entities have delivered a Compelled Sale Notice. It is understood that the MSCP Entities, in their sole discretion, shall determine whether to effect a sale of Common Shares to any Person pursuant to this Section 2.05.

     (e) The provisions of this Section 2.05 shall not apply to any proposed Transfer by the MSCP Entities of Common Shares (i) to the Issuer, (ii) to a Permitted Transferee of the MSCP Entities, or (iii) pursuant to a Public Offering.

     (f) Notwithstanding anything contained herein to the contrary in this Agreement (including without limitation, the provisions of Sections 2.01 and 2.06), at any time after January 1, 2005 the MSCP Entities shall have the right, subject only to Section 2.05(e) in connection with any proposed Transfer by the MSCP Entities of all of their Common Shares to any Person, to require each Holder to Transfer all of the Common Shares (and all derivatives thereof) owned by such Holder to a purchaser, for the same consideration per Common Share and otherwise on the same terms and conditions upon which the MSCP Entities Transfer their Common Shares; provided that any such Holder may be required to make representations, warranties and other similar agreements that would be customary for such Holder, given such Holder's managerial responsibilities and position with the Company, to make in a transaction of the type giving rise to the Transfer (a "Section 2.05(f) Compelled Sale Offer"). The provisions and procedures set forth in Sections 2.05(b), (c) and (d) shall apply in connection with a Section 2.05(f) Compelled Sale Offer.

     SECTION 2.06. Rights of First Offer. (a) Except as provided in Section 2.06(f), if at any time after June 1, 2000, any Holder desires to Transfer any Common Shares to any Person, such Holder (the "Seller") shall give written notice (the "Seller's Notice") to the Issuer stating that the Seller desires to make such Transfer, the number and type of Common Shares proposed to be Transferred (the "Offered Shares") and the cash price per Common Share (the "Offer Price"). Each Seller's Notice shall, subject to the provisions of this
Section 2.06, constitute an irrevocable offer by the Seller to the remaining Holders of the Offered Shares at the Offer Price and on the terms set forth in the Seller's Notice. The Issuer shall mail a copy of any Seller's Notice (together with a description of the offering procedures hereunder) to the other Holders within 5 days after the receipt thereof. Each Holder receiving a Seller's Notice shall have a 15-day period (the "Initial Order Period") in which to accept such offer as to all, but not less than all, of such Holder's Pro Rata Portion of the Offered Shares by giving a written notice of acceptance to the Seller (together with a copy thereof to the Issuer) prior to the expiration of the Initial Order Period. If any Holder has failed to deliver a written notice of acceptance to the Seller and the Issuer prior to the expiration of the Initial Order Period, such Holder will be deemed to have waived any and all rights to purchase a portion of such Offered Shares pursuant to this Section 2.06.

     (b) If every Holder receiving a Seller's Notice does not elect during the Initial Order Period to purchase the number of Common Shares permitted to be purchased by such Holder during the Initial Order Period, the Seller shall, within 5 days after the expiration of the Initial Order Period, provide written notice to all Holders that elected to purchase Offered Shares during the Initial Order Period, informing them that they have the right to increase the number of Common Shares that they may elect to purchase on the same terms as the Offered Shares each such Holder has previously elected to purchase. Each such accepting Holder will then have a 5-day period (the "Second Order Period") in which to elect to purchase the number and type of the Offered Shares that Holders have not previously elected to purchase during the Initial Order Period, allocated among such accepting Holders on the basis of the relative number of Common Shares that each such Holder indicated that it wished to purchase during the Initial Order Period (which number of shares shall in no event exceed such Holder's Pro Rata Portion of the Offered Shares) by delivery of written notice of acceptance to the Seller (together with a copy thereof to the Issuer) prior to the expiration of the Second Order Period. If any Holder has failed to deliver a written notice of acceptance to the Seller and the Issuer prior to the expiration of the Second Order Period, such Holder will be deemed to have waived any and all rights to purchase a portion of such Offered Shares in the Second Order Period.

     (c) If, following the expiration of the Second Offer Period, the Holders have not elected to exercise (or are deemed to have waived) their right to purchase all of the Offered Shares pursuant to this Section 2.06, the Seller shall immediately notify the Issuer thereof and the Issuer may, upon receipt of such notice, exercise the right of first offer with respect to the number of Offered Shares which the Holders have not elected to purchase by giving notice of acceptance to the Seller within 5 days of the expiration of the Second Order Period.

     (d) If, but only if, the Holders and/or the Issuer have exercised their rights of first offer as to all of the Offered Shares pursuant to Sections 2.06(a), 2.06(b) and 2.06(c), the purchase of the Offered Shares by such Holders and/or the Issuer shall be consummated within 30 days following the date on which all Common Shares subject to the right of first offer have been accepted; provided that if the purchase and sale of such Common Shares is subject to any prior regulatory approval, subject to Section 2.06(e)(ii), the time period during which such purchase and sale may be consummated shall be extended until the expiration of 5 Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 60 days. The purchase price for the Offered Shares shall be paid in immediately available funds.

     (e) Upon the earlier to occur of (i) the expiration of the Second Order Period without Holders and/or the Issuer electing to purchase all of the Offered Shares or (ii) the failure to obtain any required consent or regulatory approval for the purchase of all of the Offered Shares by such Holders or the Issuer within 90 days of full acceptance of the Offered Shares by the Holders pursuant to the terms hereof, the Seller shall have a 120-day period during which to effect a Transfer of any or all of the Offered Shares on terms and conditions that are substantially the same or more favorable (as to the Seller) than those set forth in the Seller's Notice and at a price not less than the Offer Price; provided that if the Transfer is subject to regulatory approval, such 120-day period shall be extended until the expiration of 5 Business Days after all such approvals shall have been received, but in no event shall such period be extended for more than an additional 150 days. If the Seller does not consummate the Transfer of the Offered Shares in accordance with the foregoing time limitations, then the right of the Seller to Transfer such Common Shares, and the rights of Holders to purchase such Common Shares pursuant to this
Section 2.06, shall terminate and the Seller shall again comply with the procedures set forth in this Section 2.06 with respect to any proposed Transfer.

     (f) The provisions of this Section 2.06 shall not apply to any Transfer
(i) pursuant to a Public Offering, (ii) to the Issuer, (iii) to a Permitted Transferee of the Transferring Holder or (iv) pursuant to Section 2.05.

     (g) Notwithstanding anything in this Agreement to the contrary, the MSCP Funds shall have the right to assign their rights under this Section 2.06 to one or more of their Affiliates; provided that each such Affiliate shall have agreed to be bound by the terms of this Agreement in accordance with the provisions of Section 2.02 hereof.

     SECTION 2.07. Additional Restrictions on Certain Shares. Notwithstanding anything in this Agreement to the contrary and except as provided below, none of Charles N. Martin, Jr., any Holder that is an Affiliate of Charles N. Martin, Jr. or any of their respective Permitted Transferees may Transfer (other than to a Permitted Transferee of Charles N. Martin, Jr.) any Common Shares if the number of Common Shares proposed to be Transferred, when added to the aggregate number of Common Shares previously Transferred by Charles N. Martin, Jr., any such Affiliate and their respective Permitted Transferees to Persons other than Permitted Transferees of Charles N. Martin, Jr., would cause the Martin Percentage to equal or exceed the MSCP Percentage on the date of such Transfer.

     SECTION 2.08. Forfeiture of Common Shares by the MSCP Entitles and Designated Holders. Each of the MSCP Entities and the Designated Holders agrees to Transfer to the Issuer, in exchange for no consideration, its allocated portion (as described below) of an aggregate number of Common Shares equal to the Aggregate Carry Amount (as defined in the Carry Option Plan). Any such Common Shares shall be allocated among the MSCP Entities and the Designated Holders on a pro rata basis in proportion to the aggregate number of Eligible Shares (as defined in the Carry Option Plan) owned by each of such Persons at such time. Any such Transfer to the Issuer shall be made as soon as practicable following the date on which Options granted on June 1, 1998 pursuant to Section 4 of the Carry Option Plan become vested and exercisable pursuant to Section 4 of the Carry Option Plan. If any such Holder fails to deliver certificates representing such Common Shares to the Issuer, the Issuer shall cause the books and records of the Issuer to show that such Common Shares are bound by the provisions of this
Section 2.08 and that such Common Shares shall be Transferred only to the Issuer upon surrender for Transfer by such Holder. As used herein, "Designated Holders" means the Persons listed on Annex III hereto and their respective Permitted Transferees.

     SECTION 2.09. Repurchase of Common Shares Held by Management Investors.
(a) If the Annual Revenues of the Issuer do not exceed $932.6 million for the period of twelve fiscal months ending on the last day of the month immediately prior to the earlier to occur of (i) a Liquidity Event and (ii) June 1, 2001, the Issuer shall have the right, exercisable as set forth in Section 2.09(e), to purchase from each Management Investor (and his or her Permitted Transferees) the number of Initial Shares equal to the product of (A) the number of Initial Shares set forth opposite the name of such Management Investor on Annex I hereto and (B) the percentage set forth in Annex II opposite the highest revenue target listed on such Annex that was achieved by the Issuer during such twelve-month period, for a purchase price in cash of $100 per share. As used herein, "Annual Revenues" means, for any twelve-fiscal month period, the sum of (i) 100% of the net revenues of the Issuer and each wholly-owned Subsidiary on a consolidated basis and (ii) the sum of, for each less than wholly-owned Subsidiary, the product of (x) the Issuer's common and participating preferred equity ownership percentage in such Subsidiary and (y) 100% of the net revenues of such Subsidiary. "Annual Revenues" shall be calculated (i) on a pro forma basis with respect to any business that was purchased by the Issuer or any of its Subsidiaries at any time within the twelve-fiscal month period prior to the date of determination and (ii) without duplication for transactions between the Issuer and its Subsidiaries or between Subsidiaries of the Issuer. The independent auditors of the Issuer at such time shall calculate "Annual Revenues"and MSCP IV or one or more of its Affiliates shall pay all reasonable fees and expenses incurred by such independent auditors in making such calculation. In making such calculation, such auditors shall (i) except as required by the definition of "Annual Revenues" immediately above, apply generally accepted accounting principles consistent with those applied in the financial statements most recently delivered to Holders pursuant to Section 4.03 and (ii) provide a reasonably detailed written calculation of "Annual Revenues" to MSCP IV. Such calculation shall not be final until 10 Business Days after the receipt of such certificate by MSCP IV. The provisions of this Section 2.09(a) shall terminate after the issuance and sale by the Issuer of all of the Common Shares set forth in Schedule 2.01(b) to the Subscription Agreement.

     (b) If (i) the employment of an Executive Manager is terminated by the Issuer for Cause or if the employment of any other Management Investor is terminated by the Issuer for any reason or (ii) any Management Investor resigns other than for Good Reason prior to June 1, 2002, the Issuer shall have the right, exercisable as set forth in Section 2.09(e), to purchase, for a purchase price in cash of $100 per share, a number of Initial Shares owned by any such Management Investor (and his or her Permitted Transferees) equal to the product of (x) the total number of Initial Shares set forth opposite the name of such Management Investor on Annex I hereto, times (y) a fraction, the numerator of which is (A) four minus (B) the integer which represents the number of consecutive 365-day periods that have elapsed since June 1, 1998, and the denominator of which is four. The Issuer may, at its discretion and with the consent of the Compensation Committee, assign its repurchase right under this
Section 2.09(b) to the other Management Investor(s).

     (c) Upon any Liquidity Event in connection with which the MSCP Funds are to receive aggregate net proceeds (in cash or marketable securities which in the event of the IPO, shall be valued for purposes of this Section 2.09(c) at the IPO price per Common Share (after underwriting discounts and commissions)) in an amount that is less than the aggregate amount of capital invested by the MSCP Funds in the Issuer and its Subsidiaries, MSCP IV may, by delivery of written notice to the Issuer, require the Issuer to purchase from each Management Investor (and his or her Permitted Transferees), in the manner set forth in Section 2.09(e), any and all Initial Shares then owned by such Management Investor (and his or her Permitted Transferee) for a purchase price per share equal to the lesser of (1) the Cost thereof and (2) the fair market value of a Common Share on the date of such written notice (such fair market value as determined by the Board of Directors). The purchase price payable pursuant to this Section 2.09(c) may be paid in cash or, at the election of MSCP IV or of the Issuer, if the Board of Directors determines that the Issuer is financially incapable of making such cash payment at such time, in a promissory note of the Issuer which either (i) matures not later than 3 years after issuance and has an interest rate equal to the sum of (x) the then current interest rate on a 3-year U.S. treasury bond and (y) 1.00% (the "Stipulated Note Terms") or (ii) if the Stipulated Note Terms are not permitted pursuant to the Issuer's agreements for borrowed money and other relevant agreements, has the most favorable terms to the payee as would be allowed pursuant to such Issuer (c) tlineagreements; provided that if such Issuer agreements do not allow the Issuer to make such share purchases, the MSCP Funds may be the purchaser of the Initial Shares and, if the MSCP Funds are the purchaser, notwithstanding the foregoing, the purchase price payable pursuant to this Section 2.09(c) shall be paid by MSCP IV in cash.

     (d) If any Management Investor voluntarily terminates his or her employment with the Issuer other than for Good Reason or is terminated by the Issuer for Cause and, prior to June 1, 2003, such Management Investor engages in any Competitive Activity, then the Issuer shall have the right, exercisable as set forth in Section 2.09(e), to purchase from such Management Investor (and his or her Permitted Transferees) any and all shares of capital stock or other equity securities of the Issuer then owned by such Management Investor (and his or her Permitted Transferees) for a purchase price in cash for such share or other security equal to the Cost thereof. The Issuer may, at its discretion and with the consent of the Compensation Committee, assign its repurchase right under this Section 2.09(d) to the other Management Investor(s). A Management Investor shall be deemed to engaged in "Competitive Activity" for purposes of this Agreement if such Management Investor shall, directly or indirectly, personally or through its Affiliates, own any interest or invest in, operate, join, control, or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for, any Person (other than the Issuer and/or one or more of its Subsidiaries) that is engaged in the acquisition, ownership, operation, and/or management of any hospital, hospital system or hospital management company, other than ownership of not more than 5% of the outstanding voting securities of any public corporation or working as a certified public accountant or an attorney for an accounting or law firm.

     (e) If the Issuer elects (or, pursuant to Section 2.09(c) or this Section 2.09(e), is directed to elect) to exercise any of its rights set forth in Sections 2.09(a) through (d), the Issuer shall deliver written notice to such effect to the relevant Management Investor(s) and his or her Permitted Transferee(s) (each, a "Management Seller") promptly, but in no event later than 90 days, following the occurrence of the event giving rise to such repurchase right. Such notice shall set forth the number of Common Shares, Options and/or other equity securities of the Issuer that the Issuer has elected to purchase from such Management Seller and the total consideration to be paid pursuant to the sale of such Common Shares, Options, and/or other equity securities of the Issuer, as the case may be. Each Management Seller shall deliver to the Issuer, within 10 days of the applicable notice, the certificate or certificates representing the number of Common Shares required to be sold by such Management Seller(s) Duly Endorsed, together with all other documents required to be executed by such Management Seller(s) in connection with such transaction, including without limitation copies of executed option agreements relating to the Options, if applicable. If any such Management Seller(s) fails to deliver such certificates or documents to the Issuer, the Issuer shall cause the books and records of the Issuer to show that such securities are bound by the provisions of this Section 2.09 and that such securities shall be transferred only to the Issuer upon surrender for Transfer by such Management Seller(s). Notwithstanding anything herein to the contrary, MSCP IV may, by delivery of written notice to the Issuer, require the Issuer to exercise any of its repurchase rights set forth in this Section 2.09 in respect of securities owned by any Executive Manager.

                                   ARTICLE 3
                              REGISTRATION RIGHTS

     SECTION 3.01. Definitions. The following terms, as used in this Article 3, have the following meanings:

     "Registering Holders" means Holders whose Registrable Common Shares are covered by or offered pursuant to a registration statement filed pursuant to this Article 3.

     "Registrable Common Shares" means all Common Shares of the Issuer owned by the Holders. Registrable Common Shares shall cease to be Registrable Common Shares when (i) a registration statement with respect to the sale of such Common Shares shall have become effective under the Securities Act and such Common Shares shall have been disposed of pursuant to such registration statement, or (ii) such Common Shares shall have ceased to be outstanding.

     "Registration Expenses" means all (i) registration, qualification and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of a qualified independent underwriter, if any, counsel in connection therewith and the reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Common Shares), (iii) printing expenses, (iv) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), (v) fees and disbursements of counsel for the Issuer, (vi) customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters), (vii) fees and expenses of any special experts retained by the Issuer in connection with such registration, (viii) reasonable fees and expenses of one separate firm of attorneys for the Registering Holders (which counsel shall be selected by the Holders selling securities constituting a majority of all securities to be included in such registration in the case of any registration pursuant to the exercise of its right under Section 3.02) and (ix) fees and expenses of listing the Registrable Common Shares on a securities exchange; but shall not include any out-of-pocket expenses of the Registering Holders, transfer taxes, fees and expenses of underwriter's counsel, underwriting fees or discounts or commissions attributable to the sale of Registrable Common Shares.

     "Requesting Holder" means either (i) the MSCP Funds collectively or (ii) other Holders owning more than 15% of the Registrable Common Shares outstanding at such time.

     SECTION 3.02. Demand Registration Rights. (a) Registration on Request. If a Requesting Holder desires to effect the registration under the Securities Act of outstanding Registrable Common Shares, such Requesting Holder may make a written request that the Issuer effect such registration; provided that (A) such registration is expected to result in an aggregate price to the public of not less than $50 million, (B) if such Requesting Holder is the MSCP Funds, such request is made after the earlier of (x) June 1, 2001 and (y) the first day after the expiration of any "lock-up" period required by the underwriters in connection with the IPO and (C) if such Requesting Holder consists of Holders other than the MSCP Funds, such request is made after the first day after the expiration of any "lock-up" period required by the underwriters in connection with the IPO. Each such request will specify the number of shares of Registrable Common Shares proposed to be sold and will also specify the intended method of disposition thereof; provided that the Issuer shall not be obligated to effect any shelf registration of Registrable Common Shares pursuant to Rule 415 under the Securities Act. The Issuer will promptly give written notice of such requested registration to all other Holders of Registrable Common Shares, and thereupon will use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of:

          (ii) the Registrable Common Shares which the Issuer has been so requested to register by such Requesting Holder pursuant to this Section 3.02; and

          (iii) the Registrable Common Shares which the Issuer has been requested to register by all Holders (other than such Requesting Holder) pursuant to Section 3.03 by written request given to the Issuer within 20 days after the giving of such written notice by the Issuer (which request shall specify the intended method of disposition of such Registrable Common Shares);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Common Shares so to be registered; provided that:

          (x) the Issuer shall not be obligated to file a registration statement relating to a registration request pursuant to this Section 3.02 at any time during the six-month period immediately following the effective date of another registration statement filed pursuant to this
     Section 3.02;

          (y) the Issuer shall not be obligated to file more than (i) four registration statements on Form S-1 or S-2 pursuant to this Section 3.02 on behalf of a Requesting Holder consisting of the MSCP Funds (it being understood that the Issuer shall be obligated to file an unlimited number of registration statements on Form S-3 (or any successor form) if requested by a Requesting Holder consisting of the MSCP Funds pursuant to the provisions of this Section 3.02) and (ii) two registration statements pursuant to this Section 3.02 on behalf of a Requesting Holder consisting of Holders other than the MSCP Funds; and

          (z) at the time of any request to register Registrable Common Shares pursuant to this Section 3.02, if the Board of Directors determines in its good faith reasonable judgment that the Issuer should not file any registration statement otherwise required to be filed pursuant to Section 3.02(a) because the Issuer is engaged in or in good faith plans to engage in any financing, acquisition or other material transaction which would be adversely affected by the filing of a registration statement otherwise required to be filed pursuant to this Section 3.02 (a "Disadvantageous Condition"), the Issuer shall be entitled to postpone for the shortest reasonable period of time (but not exceeding 120 days from the date of the request), the filing of such registration statement and shall promptly give the Requesting Holder written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Issuer shall so postpone the filing of the registration statement, the Requesting Holder shall have the right to withdraw the request for registration by giving written notice to the Issuer within 30 days after receipt of the notice of postponement. Such right to delay a request for registration pursuant to this Section 3.02 may not be exercised more than once in any 1-year period.

     Promptly after the expiration of the 20-day period referred to in clause
(ii) above, the Issuer shall notify each holder of Registrable Common Shares to be included in the registration of the other Holders requesting Registrable Common Shares to be included therein and the number of Registrable Common Shares requested to be included therein. The Requesting Holder may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any other Holder holding Registrable Common Shares requested to be registered pursuant to clause
(ii) above, by providing a written notice to the Issuer revoking such request; provided that, if as a result thereof such registration is abandoned, all Registration Expenses and all other fees and expenses reasonably incurred by other Holders including Registrable Common Shares in such registration shall be borne by the Requesting Holder revoking such registration. If the Issuer determines to take any action pursuant to clause (z) above, the Issuer shall deliver a notice to the Requesting Holder and to any other Holder selling Registrable Common Shares pursuant to an effective registration statement to such effect. Upon the receipt of any such notice, such Holders shall forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by the Issuer, shall deliver to the Issuer all copies of the prospectus then covering such Registrable Common Shares current at the time of receipt of such notice (or, if no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Common Shares). If any Disadvantageous Condition shall cease to exist, the Issuer shall promptly notify the Requesting Holder (and any other Holder who shall have ceased selling securities pursuant to an effective registration statement as a result of such Disadvantageous

Condition) to such effect. If so requested by the Requesting Holder, the Issuer shall, if any registration statement shall have been withdrawn, at such time as it is possible or, if earlier, at the end of the 120-day period following such withdrawal, file a new registration statement covering the Registrable Common Shares that were covered by such withdrawn registration statement, and the effectiveness of such registration statement shall be maintained for such time as may be necessary so that the period of effectiveness of such new registration statement, when aggregated with the period during which such withdrawn registration statement was effective, if any, shall be such time as may be otherwise required by this Agreement.

     (b) Priority Participation in Requested Registrations. If a registration pursuant to this Section 3.02 involves a Public Offering and the managing underwriter shall advise the Issuer that, in its view, the number or proposed mix of securities requested to be included in such registration (including securities which the Issuer requests to be included which are not Registrable Common Shares) exceeds the largest number of securities which can be sold without having a material adverse effect on such offering (the "Maximum Offering Size"), including the price at which such securities can be sold, the Issuer will include in such registration:

          (i) first, the Registrable Common Shares requested to be included in such registration pursuant to Section 3.02(a)(i) or (ii) by all Holders, allocated (if necessary) pro rata among such Holders on the basis of the relative number of Registrable Common Shares each such Holder has requested to be included in such registration; and

          (ii) second, Common Shares to be sold for the account of other Persons (including the Issuer), with such priorities among them as the Issuer shall determine.

     (c) Registration Statement Form. Registrations under this Section 3.02 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Issuer, subject to Section 3.02(a), and as shall be reasonably acceptable to the Requesting Holder and (ii) as shall permit the disposition of such Registrable Common Shares in accordance with the method or methods of disposition intended on the part of the Requesting Holder. Notwithstanding anything herein to the contrary, if, pursuant to a registration request under this Section 3.02, the Issuer proposes to effect registration by filing of a registration statement on Form S-3 (or any successor or similar short-form registration statement) and any managing underwriter shall advise the Issuer in writing that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering, then such registration shall be effected on such other form.

     (d) Expenses. Except as specifically provided herein, the Issuer will pay promptly all Registration Expenses in connection with the registration requests made pursuant to this Section 3.02. The Requesting Holder shall pay all out-of-pocket expenses of the Requesting Holder, transfer taxes, fees and expenses of underwriter's counsel and underwriting discounts and commissions, if any, relating to the sale or disposition of such Requesting Holder's Registrable Common Shares pursuant to a registration statement requested pursuant to this Section 3.02.

     (e) Effective Registration Statement. A registration requested pursuant to this Section shall not be deemed to have been effected until the registration statement has been effective (and not subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason) for a period of 120 days following the date on which such registration statement was declared effective or such shorter period which will terminate when all Registrable Common Shares covered by such registration statement have been sold.

     (f) Underwriters. The managing underwriter or underwriters of any Public Offering effected pursuant to this Section 3.02 shall be selected by the Registering Holders whose securities constitute a majority of all securities to be included in such registration and the price, terms and provisions of the offering shall be subject to the approval of the Requesting Holder. Any Affiliate of a Registering Holder may be selected to serve, on an arm's-length basis, as underwriter for an underwritten offering effected pursuant to this
Section 3.02. The Issuer will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Common Shares.

     (g) Transferability of Rights. Notwithstanding anything herein to the contrary, each of the MSCP Funds and the Management Investors shall have the right to Transfer any of its rights under this Section 3.02 in respect of any Registrable Common Shares held by it to any Permitted Transferee of any of the Registrable Common Shares of such Holder. Following any such Transfer, such Permitted Transferee shall possess the same rights under this Section 3.02 in respect of the Registrable Common Shares then owned by it as the transferring Holder had possessed in respect of such securities prior to the Transfer.

     SECTION 3.03. Piggy-Back Registration Rights. (a) Right to Include Registrable Common Shares. If the Issuer at any time proposes to register any of its equity securities ("Priority Securities") under the Securities Act (other than (i) by a registration on Form S-4, Form S-8 or any successor or similar form, (ii) in connection with a direct acquisition by the Issuer of another Person, or (iii) pursuant to a shelf registration of securities pursuant to Rule 415 under the Securities Act), in each case whether or not for sale for its own account or as a result of a demand from a security holder, it will at each such time give prompt written notice at least 30 days prior to the anticipated filing date of the registration statement relating to such registration to all Holders of Registrable Common Shares of its intention to do so and of such Holders' rights under this Section 3.03. The parties hereto agree that Priority Securities shall not include any convertible debt securities or debt securities issued with attached warrants. Any such notice shall offer all such Holders the opportunity to include in such registration such number of Registrable Common Shares as each such Holder may request; provided that any Holder owning less than 1% of the outstanding Common Shares and who is entitled to sell all of the Registrable Common Shares owned by such Holder at such time pursuant to Rule 144 or Rule 145 of the Securities Act shall not be entitled to such notice or to include any Registrable Common Shares in such registration unless on the date of determination the average daily trading volume of the Common Shares during the 30 trading days prior to such date is less than the total number of Common Shares owned by such Holder. Upon the written request of any Holder made within 20 days after the receipt of any such notice (which request shall specify the number of Registrable Common Shares intended to be disposed of by such Holder), the Issuer will use its best efforts to effect the registration with the Commission under the Securities Act and any related qualification or other compliance of all Registrable Common Shares which the Issuer has been so requested to register, to the extent required to permit the disposition of the Registrable Common Shares to be so registered; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Issuer shall determine for any reason not to register or to delay registration of such securities, the Issuer shall give written notice of such determination to each Holder and, thereupon, (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Common Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder entitled to do so, to request that such registration be effected as a registration under Section 3.02, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Common Shares, for the same period as the delay in registering such other securities. If a registration pursuant to this Section 3.03 involves a Public Offering, each Holder holding Registrable Common Shares requesting to be included in such registration may elect, in writing not less than 5 Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration. No registration effected under this Section
3.03 shall relieve the Issuer of its obligation to effect any registration upon request under Section 3.02. The Issuer will pay promptly all Registration Expenses in connection with each registration of Registrable Common Shares requested pursuant to this Section 3.03 and each such Holder shall pay all out-of-pocket expenses of such Holder, transfer taxes and underwriting discounts and commissions, if any, relating to the sale or disposition of such Holder's Registrable Common Shares pursuant to a registration statement effected pursuant to this Section 3.03.

     (b) Priority in Incidental Registrations. If a registration pursuant to this Section 3.03 involves a Public Offering and the managing underwriter (or, in the case of the IPO and if an Affiliate of MSCP IV is a managing underwriter, a majority in number of the managing underwriters) shall advise the Issuer that, in its view, the number or mix of securities (including all Registrable Common Shares) which the Issuer, the Holders and any other Persons intend to include in such registration exceeds the Maximum Offering Size, the Issuer will include in such registration, in the priority listed below, securities up to the Maximum Offering Size:

          (i) first, Priority Securities to be sold for the Issuer's own account; and

          (ii) second, Registrable Common Shares or Common Shares requested to be included in such registration pursuant to Section 3.02 or 3.03 or otherwise by all other Persons (including the Holders), allocated (if necessary) pro rata among such Persons on the basis of the relative number of securities each such Person has requested to be included in such registration.

     (c) Transferability of Rights. Notwithstanding anything herein to the contrary, each Holder shall have the right to Transfer any of its rights under this Section 3.03 to any Permitted Transferee of any of the Registrable Common Shares of such Holder. Following any such Transfer, such Permitted Transferee shall possess the same rights under this Section 3.03 in respect of the Registrable Common Shares then owned by it as the transferring Holder had possessed in respect of such securities prior to the Transfer.

     SECTION 3.04. Registration Procedures. If the Issuer is required to use its reasonable best efforts to effect the registration of any Registrable Common Shares under the Securities Act as provided in Section 3.02 or 3.03, the Issuer will, as promptly as possible:

     (a) prepare and file with the Commission a registration statement on an appropriate form (subject to 3.02(c)), and thereafter use its best efforts to cause such registration statement to become effective and to remain effective for the period specified in Section 3.02(e) and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 3.02(e) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Registering Holders thereof set forth in such registration statement; provided that the Issuer will, at least 5 Business Days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Registering Holder copies of such registration statement or prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such Holder, documents to be incorporated by reference therein) which documents will be subject to the reasonable review and comments of such Holder (and its attorneys) during such 5-Business-Day period and the Issuer will not file any registration statement, any prospectus or any amendment or supplement thereto (or any such documents incorporated by reference) containing any statements with respect to such Holder to which such Holder shall reasonably object in writing;

     (b) furnish to each Registering Holder and to any underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, in conformity with the requirements of the Securities Act, documents incorporated by reference in such registration statement, amendment, supplement or prospectus and such other documents (in each case including all exhibits), as a Registering Holder or underwriter may reasonably request;

     (c) after the filing of the registration statement, promptly notify each Registering Holder of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and promptly notify such Registering Holder of such lifting or withdrawal of such order;

     (d) use its reasonable best efforts to register or qualify all Registrable Common Shares and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Registering Holders holding a majority of the Registrable Common Shares to be included in such registration or the underwriter shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Registering Holders to consummate the disposition in such jurisdictions of the securities owned by such Registering Holders, except that the Issuer shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3.04(d) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

     (e) use its reasonable best efforts to cause all Registrable Common Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Registering Holders to consummate the disposition of such Registrable Common Shares;

     (f) furnish to each Registering Holder and to each underwriter, if any, a signed counterpart of: (i) an opinion of counsel for the Issuer addressed to such Holder and underwriter on which opinion both such Holder and such underwriter are entitled to rely and (ii) a "comfort" letter signed by the independent public accountants who have certified the Issuer's financial statements included in such registration statement, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Registering Holders holding a majority of the Registrable Common Shares included in such registration or the managing underwriter therefor reasonably request. The Issuer will use its best efforts to have such comfort letters addressed to each Registering Holder;

     (g) immediately notify each Registering Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to such Registering Holder a reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances under which they were made;

     (h) make available for inspection by any Registering Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and shall cause (i) the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors and (ii) the senior management of the Issuer and its Subsidiaries to participate in any "road show" presentations to investors, in each case in connection with such registration statement. Each such Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer or its Affiliates unless and until such information is made generally available to the public. Each such Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

     (i) use its reasonable best efforts to list all Registrable Common Shares covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Common Shares is then listed or traded; and

     (j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 12(a) of the Securities Act and Rule 158 thereunder.

     The Issuer may require each Registering Holder to promptly furnish to the Issuer, as a condition precedent to including such Registering Holder's Registrable Common Shares in any registration, such information regarding such Registering Holder and the distribution of such securities as the Issuer may from time to time reasonably request in writing.

     Each Holder agrees that upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 3.04(g), such Holder will forthwith discontinue such Holder's disposition of Registrable Common Shares pursuant to the registration statement relating to such Registrable Common Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.04(g) and, if so directed by the Issuer, will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies, then in such Holder's possession, of the prospectus and any amendments or supplements thereto relating to such Registrable Common Shares current at the time of receipt of such notice. In the event the Issuer shall give such notice, the Issuer shall extend the period during which the effectiveness of such registration statement shall be maintained (including the period referred to in Section 3.02(e) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.04(g) to the date when the Issuer shall make available to the Holders a prospectus supplemented or amended to conform with the requirements of Section 3.04(g).

     SECTION 3.05. Participation in Underwritten Registrations. No Person may participate in any Public Offering pursuant to Section 3.02 or 3.03 unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     SECTION 3.06. Holdback Agreements. (a) If any registration or offering of Registrable Common Shares shall be in connection with a Public Offering, each Holder holding Registrable Common Shares agrees not to effect any public sale or distribution of any Registrable Common Shares or any securities convertible into or exchangeable or exercisable for Registrable Common Shares (in each case other than as part of such Public Offering), if and to the extent requested by the managing underwriter during the 14 days prior to, and during (x) the 180-day period if such Public Offering is the IPO or (y) the 90-day period if such Public Offering is not the IPO, in either case beginning on, the effective date of such registration statement without the written consent of such managing underwriter; provided that each such Holder has received written notice of such registration at least 5 Business Days prior to the anticipated beginning of the 14-day period referred to above.

     (b) If any registration or offering of Registrable Common Shares shall be in connection with a Public Offering, the Issuer agrees (i) that, if and to the extent requested by the managing underwriter, neither it nor any of its Affiliates will effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Issuer during the 14 days prior to, and during
(x) the 180-day period if such Public Offering is the IPO or (y) the 90-day period if such Public Offering is not the IPO, in either case beginning on, the effective date of such registration statement (except as part of such Public Offering) without the written consent of such managing underwriter and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Issuer issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above (except as part of any such registration, if permitted).

     SECTION 3.07. Indemnification. (a) Indemnification by the Issuer. The Issuer agrees to indemnify and hold harmless each Registering Holder, its officers, directors and agents and each Person, if any, who controls such Registering Holder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities or expenses caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Common Shares (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuer will reimburse such Registering Holders for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, damage, liability or expense, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the

Issuer by such Registering Holder or on such Registering Holder's behalf expressly for use therein; provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or the amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Common Shares concerned to such Person if it is determined that the Issuer has provided such prospectus (or amended or supplemented prospectus) and it was the responsibility of such Registering Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Issuer also agrees to indemnify any underwriters of the Registrable Common Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Registering Holders provided in this Section 3.07(a).

     (b) Indemnification by the Registering Holders. Each Registering Holder agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Registering Holder, but only (i) with respect to information furnished in writing by such Registering Holder or on such Registering Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Common Shares, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any loss, claim, damage, liability or expense described in Section 3.07(a) results from the fact that a current copy of the prospectus (or the amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Common Shares concerned to such Person if it is determined that it was the responsibility of such Registering Holder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Each such Registering Holder also agrees to indemnify and hold harmless the underwriters of the Registrable Common Shares, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this
Section 3.07(b). Each Registering Holder's obligation to indemnify pursuant to this Section is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

     (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Section 3.07, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Party that had the largest number of Registrable Common Shares included in such registration. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     (d) Contribution. If the indemnification provided for in this Section 3.07 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Registering Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and such Registering Holders on the one hand and the underwriters on the other, from the offering of the Registrable Common Shares, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and such Registering Holders on the one hand and of such underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and each such Registering Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each such Registering Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and such Registering Holders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and such Registering Holders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and such Registering Holders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and such Registering Holders or by such underwriters. The relative fault of the Issuer on the one hand and of each such Registering Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuer and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.07 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.07, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Shares underwritten by it and distributed to the public were offered to the public exceeds the aggregate amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Common Shares of such Holder were offered to the public exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each such Holder's obligation to contribute pursuant to this Section 3.07 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.

                                   ARTICLE 4
                        CORPORATE GOVERNANCE; COVENANTS

     SECTION 4.01. Board of Directors. (a) The Board of Directors shall consist of such number of members as may be necessary from time to time in order to give effect to the provisions of this Section 4.01, and nominations shall be made, and vacancies shall be filled, such that the composition of the Board of Directors shall at all times be in accordance herewith.

     (b) On and after the date hereof the Board of Directors shall initially consist of eight members, of which five initially shall be nominated by Management Investors owning a majority of all Common Shares owned by all Management Investors and one of which shall be nominated by MSCP III and two of which shall be nominated by MSCP IV or their respective Permitted Transferees; provided that the MSCP Funds shall have at all times the right to nominate four members of the Board of Directors, in which event, the Management Investors shall cause one of their five members to resign from the Board of Directors; provided further that if the MSCP Funds deliver a Section 2.05(f) Compelled Sale Offer notice pursuant to Section 2.05(f), the MSCP Funds shall have the right thereafter to nominate a majority of the members of the Board of Directors, in which event the Management Investors shall cause two of their five members to resign from the Board of Directors. Charles N. Martin, Jr. shall initially be the Chairman of the Board of Directors. From time to time following the date hereof, the size of the Board of Directors may be increased or decreased, in each case with the prior written consent of MSCP IV (not to be unreasonably withheld); provided that in such event the MSCP Funds shall be entitled to nominate 50% or, if applicable because the MSCP Funds have delivered a Section 2.05(f) Compelled Sale Offer notice, a majority of the members of the Board of Directors. If reasonably necessary in order to protect
(x) the investments of the MSCP Funds in the Issuer and its Subsidiaries or (y) the rights granted to the MSCP Funds under this Agreement, each of MSCP III and MSCP IV shall be entitled to designate one non-voting observer to the board of directors of any Material Subsidiary, which observer shall have the right to prior notice of all meetings and actions by written consent of any such board of directors and the right to attend any such meetings and participate in discussions. The Issuer shall use its best efforts to promptly notify each such observer of any agreement, contract, arrangement, transaction or other matter (each, a "Matter") which it is contemplated will be brought before any such board of directors (whether pursuant to a meeting, action by written consent or otherwise) and will, as to each Matter as to which an observer in his or her discretion so requests, distribute to such observer all documentation, analyses and other information that is distributed to the members of any such board of directors in connection with their consideration of such Matter.

     (c) For so long as MSCP IV or any of its Affiliates owns any Common Shares, MSCP IV or its Permitted Transferees shall have the right to appoint one member to each committee of the Board of Directors. The Holders and the Issuer agree to use their best efforts to take all actions necessary to appoint each such committee member.

     (d) Each Holder and the Issuer agrees, immediately upon request of MSCP IV, to execute a shareholder consent with respect to the Issuer, or vote its Common Shares at, or nominate persons to be directors in connection with, any annual or special meeting of shareholders where action with respect to the election of directors is to be taken, or to cause the directors of the Issuer to execute a consent with respect to a Subsidiary of the Issuer or to vote the shares of such Subsidiary, in each case so as to give effect to the provisions of this Section.

     (e) The Persons entitled under this Section to nominate members of the Board of Directors or any committee thereof, or an observer to the board of directors of any Material Subsidiary of the Issuer, may at any time revoke the nomination as to a particular individual, in which case the Holders will take all actions contemplated pursuant to Section 4.01(d) to effect the immediate removal of such individual from the Board of Directors, such committee, or as observer to the board of directors of such Material Subsidiary, as the case may be. If as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board of Directors, any committee thereof, or as to the observer position on the board of directors of any Material Subsidiary of the Issuer, the Persons entitled under this Section to nominate such individual whose death, disability, retirement, resignation or removal resulted in such vacancy may, in accordance with the terms of this Section nominate another individual to fill such capacity and serve as a director, committee member or observer, as the case may be.

     (f) Each Holder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Issuer, it will not vote any of its Common Shares in favor of the removal of any director who shall have been nominated pursuant to Section 4.01(b) unless the Holder(s) entitled to nominate such director shall have consented to such removal in writing.

     (g) The Board of Directors shall have general authority to administer the terms of this Agreement and the Surviving Shareholders Agreement.

     SECTION 4.02. Actions Requiring Consent of MSCP. (a) Subject to Section 4.02(b), the Issuer shall not, and shall not permit any of its Subsidiaries to, and the Holders shall not cause the Issuer or any of its Subsidiaries to, take any of the following actions without the prior written consent of MSCP IV; provided that if MSCP IV fails to deliver prior written consent with respect to the taking of any such action, such prior written consent shall be deemed received if MSCP IV has not objected to the taking of such action within 10 Business Days following receipt from the Issuer of a written notice proposing such action and describing in reasonable detail the material terms and conditions thereof:

          (i) Charter and Bylaws. Alter, repeal, amend or adopt any provision of the certificate of incorporation, by-laws or other constituent documents of the Issuer or any Material Subsidiary of the Issuer, other than any wholly owned Material Subsidiary;

          (ii) Debt. (A) (x) Incur, assume, or otherwise become liable with respect to, any Debt (other than pursuant to the $168 Million Credit Agreement dated as of February 1, 2000 between the Issuer and Morgan Stanley Senior Funding Inc., as Administrative Agent, as the same may be amended from time to time, or pursuant to any credit agreement which is the successor to said Credit Agreement provided the total commitments of the lenders under such successor credit agreement do not exceed $180 million) in excess of 10% of Total Assets, (y) refinance or renew any Debt or (z) discharge, repay (other than pursuant to regularly scheduled payments thereof) or cancel any Debt, other than in the case of (y) and
     (z), refinancings, renewals, discharges, repayments and cancellations of Debt not to exceed 10% of Total Assets or (B) enter into credit facilities or other financing arrangements other than those specifically permitted pursuant to this Section 4.02(a)(ii);

          (iii) Other Business. Make any change in the nature, long-term business strategy, or geographic or market scope of the business of the Issuer and its Subsidiaries, taken as a whole;

          (iv) Accounting; Tax. (w) Make any change in the financial accounting principles or the accounting or tax policies (including changing any annual tax accounting period) of the Issuer or its Subsidiaries which change is material either to the Issuer and its Subsidiaries, taken as a whole, or to any of the Holders from those in effect on June 1, 1998, except for changes required by generally accepted accounting principles or applicable law or regulation, (x) appoint auditors of the Issuer or its Subsidiaries if other than a "big six" firm, or (y) remove the auditors of the Issuer or its Subsidiaries;

          (v) Business Combination. Effect any merger, consolidation or any other business combination, or any reorganization, recapitalization, reclassification, spin-off, partial or complete liquidation, extraordinary dividend, split-up, distribution to shareholders or combination of the securities of the Issuer or any Subsidiary of the Issuer or any other change in capital structure of the Issuer or any Subsidiary of the Issuer other than changes specifically permitted pursuant to Sections 4.02(a)(ii), 4.02(a)(vi), 4.02(a)(vii) or 4.02(a)(viii);

          (vi) Sale of Assets. Sell, assign, lease, exchange, transfer or dispose of assets of the Issuer or its Subsidiaries (including any stock of any Subsidiary) during any twelve-month period, in one transaction or a series of transactions, having a fair market value in the good faith determination of the Board of Directors in excess of 10% of Total Assets, other than (x) sales of inventory, (y) leases of office space and equipment to physicians and (z) sales of goods and services between the Issuer and its Subsidiaries or two Subsidiaries of the Issuer, in the case of clauses (x) through (z) in the ordinary course of business; provided that the parties agree that no sale, assignment, lease, exchange or transfer of assets needs to be submitted to the Board of Directors for such good faith determination unless the assets being sold in a single transaction or a series of related transactions have a fair market value in excess of $1,000,000;

          (vii) Acquisitions. Purchase or acquire for its own account any ownership interest in any Person or business, whether effected as a merger, a purchase, an acquisition of assets or a purchase, pooling or acquisition of capital stock or otherwise, other than any such purchase or acquisition (x) having a fair market value less than 10% of Total Assets,
     (y) of inventory and supplies in the ordinary course of business or (z) specifically permitted or otherwise approved pursuant to the terms of this
     Section 4.02;

          (viii) Dissolution. (u) Dissolve or liquidate, or adopt any plan of dissolution or liquidation, (v) consent to or commence any suit, proceeding or other action or file a petition or consent to a petition under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization of relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it, or seeking appointment of a receiver, liquidator, assignee, trustee, custodian or other similar official for it or all or any substantial part of its assets, or (w) make any assignment for the benefit of creditors, or (x) admit in writing its inability to pay its debts generally as they become due, or (y) voluntarily dissolve itself or (z) take any corporate action in furtherance of any such action other than, in the case of clauses (u) through (y) above, in respect of Subsidiaries of the Issuer with a net worth, individually or in the aggregate, not more than $1,000,000;

          (ix) Transactions with Affiliates. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.02(a)(ix), directly or indirectly do any of the following: lease, sell or transfer any property or services to or lease or purchase any property or services from, make any investment in, make any loan or advance to, or receive any loan, advance or investment from, incur or suffer any lien, liability, or obligation to, or guaranty, extend credit for, or suffer any liability for any obligation of, or modify the terms of any existing transaction or arrangement with, or engage in any other transaction or arrangement with, or commit to such a transaction or arrangement with, any Affiliate of the Issuer or any Management Investor or Affiliate of any Management Investor; provided that the foregoing provisions of this Section 4.02(a)(ix) shall not prohibit (v) the Issuer or any Subsidiary of the Issuer from declaring or paying any lawful dividend, share repurchase or redemption or reduction in share capital otherwise permitted to be made, (w) any transaction or arrangement between the Issuer and any wholly-owned Subsidiary of the Issuer, (x) the Issuer from assessing its Subsidiaries any standard intercompany charge or allocation for shared services or obligations in the ordinary course of business, (y) any Ancillary Agreement (as defined in the Subscription Agreement) or (z) any standard employee benefits made generally available to all employees of the Issuer;

          (x) Stock Issuance and Repurchase. Issue, sell, dividend, redeem, convert, exchange, repurchase, cancel, retire or otherwise dispose of any shares of its capital stock, phantom equity or similar rights or interests or any warrants, options or other rights to purchase, substitute for or acquire shares of capital stock, phantom equity or similar rights or interests or securities convertible into or exchangeable for any shares of capital stock, phantom equity or similar rights or interests of the Issuer or any of its Subsidiaries, except (w) as otherwise contemplated by any Transaction Agreement, (x) Options issued under any Option Plan adopted by the Issuer on June 1, 1998 or on the date hereof to purchase Common Shares and Common Shares issued upon exercise of any such Options, (y) securities issued by a Subsidiary to the Issuer or by one Subsidiary to another Subsidiary or (z) issuances of capital stock or other equity securities of any Subsidiary of the Issuer to physicians or other healthcare providers (or their respective Affiliates) in connection with bona fide joint ventures with such Persons.

          (xi) Management. (x) Appoint or remove the Issuer's chief executive officer or any individual serving in a like capacity or (y) authorize changes to the aggregate cash and equity compensation of the Executive Managers.

          (xii) Litigation. Institute, terminate or settle any litigation, arbitration, proceeding, dispute or claim asserting claims for damages in excess of $1,000,000;

          (xiii) Capital Expenditures. Make or commit to make (x) any individual capital expenditure project (regardless of duration) in excess of 5% of Total Assets (excluding any capital expenditures previously approved as part of any annual budget pursuant to Section 4.02(a)(xvi)) or
     (y) capital expenditures during any fiscal year in excess of an aggregate of 5% of Total Assets per annum (excluding any capital expenditures previously approved as part of an annual budget pursuant to Section 4.02(a)(xvi));

          (xiv) Material Contracts. Enter into or amend in any way adverse to the Issuer any contract, agreement or obligation (x) which creates a liability or involves payments (or is reasonably expected to create a liability or involve payments) in excess of 5% of Total Assets, in the case of contracts, agreements or obligations for the purchase or sale of inventory in the ordinary course of business or 5% of Total Assets, in the case of any other contract, agreement or obligation or (y) is otherwise material to the Issuer and its Subsidiaries, taken as a whole;

          (xv) Dividends. (x) Pay or declare dividends or distributions on, or make any share repurchase or redemption of, or reduction in, the capital stock of the Issuer or any of its less-than-wholly owned Material Subsidiaries, other than any dividends or distributions on, share repurchases or redemptions of, or reductions in, the capital stock of any such Subsidiary on a pro rata basis to all equity owners thereof or (y) establish or modify policies with respect to the foregoing;

          (xvi) Annual Budget. (x) Adopt or materially modify any annual budget or business plan of the Issuer or any long-term strategic plan of the Issuer or (y) take any of the actions or make any of the expenditures contemplated by any such adoption or material modification not otherwise approved by MSCP IV;

          (xvii) Retention of Certain Professionals. Employ or retain on behalf of the Issuer or any Subsidiary any investment banker, financial advisor, or Person serving in a similar capacity, other than an investment banker, advisor or Person approved by MSCP III or MSCP IV prior to or after June 1, 1998;

          (xviii) Other Transactions. Enter into any other agreement, arrangement or transaction which is material to the Issuer and its Subsidiaries, taken as a whole, other than agreements, arrangements or transactions which (x) pursuant to the terms hereof are specifically permitted without prior approval pursuant to this Section 4.02 or (y) previously have been approved pursuant to this Section 4.02; or

          (xix) agree or commit to do any of the foregoing.

     (b) The provisions of this Section 4.02 shall terminate on the date on which the MSCP Funds and their Permitted Transferees cease to own at least 15% of the number of outstanding Common Shares.

     (c) If MSCP IV does not consent to any adoption or material modification of a proposed budget or business plan for any fiscal year pursuant to Section 4.02(a)(xvi), the budget or business plan most recently approved by MSCP IV shall remain in effect as the budget or business plan for such fiscal year until the next proposed budget, business plan, or material modification is so approved.

     SECTION 4.03. Financial Information. (a) The Issuer shall cause to be prepared and delivered to MSCP IV and each other Holder no later than 120 days after the end of each fiscal year of the Issuer, the following audited financial statements, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the report thereon of the independent accountants for the Issuer: a consolidated balance sheet of the Issuer as at the end of such fiscal year and consolidated statements of income and cash flows for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year and the budgeted figures for such fiscal year.

     (b) The Issuer shall cause to be prepared and submitted to MSCP IV and each Holder (other than a MSCP Entity) owning more than 5% of the outstanding Common Shares (i) within 30 days after the end of each fiscal year of the Issuer, an annual budget with detail provided to the hospital level and (ii) within 30 days after the end of each fiscal month of the Issuer, the following financial statements, prepared in accordance with generally accepted accounting principles consistently applied (without the need to prepare any notes thereto): a consolidated balance sheet of the Issuer as at the end of such fiscal month and the related consolidated statements of income and cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth in comparative form the figures for the corresponding periods in the previous fiscal year and budgeted figures for the periods in such fiscal year.

     (c) The parties hereto agree that MSCP IV may distribute any information received pursuant to this Section 4.03 to any Holder that is a MSCP Entity.

                                   ARTICLE 5
                                 MISCELLANEOUS

     SECTION 5.01. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

     SECTION 5.02. No Inconsistent Agreements; Conflicting Charter or Bylaw Provision. (a) The Issuer will not hereafter enter into any agreement with respect to its securities which is inconsistent with or grant rights superior to the rights granted to the Holders of Registrable Common Shares in this Agreement. The Issuer has not previously entered into any agreement (currently in effect) with respect to any of its debt or equity securities granting any registration rights to any Person.

     (b) Each Holder shall vote its Common Shares or execute written consents, as the case may be, and take all other actions necessary, to ensure that the certificate of incorporation, bylaws and other constituent documents of the Issuer and each Subsidiary (i) facilitate and do not at any time conflict with any provision of this Agreement and (ii) permit each Holder to receive the benefits to which each such Holder is entitled under this Agreement.

     SECTION 5.03. Entire Agreement. The Transaction Agreements constitute the entire agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof or thereof, other than those expressly set forth or referred to herein or therein. The Transaction Agreements supersede all prior agreements and understandings between the parties hereto and thereto with respect to the subject matter hereof and thereof, including without limitation the letter of intent among the Issuer, the Executive Managers and Morgan Stanley Capital Partners III, Inc. dated April 2, 1998.

     SECTION 5.04. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier) and shall be deemed to have been duly given or made if sent by telecopy, delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to such party at its address or telecopier number set forth on the signature pages hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice provided notices to the MSCP Entities must also be sent to the following counsel for the MSCP Entities: Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, phone (212) 450-4000, fax (212)450-4800, Attention: John Bick,
Esq. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     SECTION 5.05. Applicable Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such state. Each of the parties hereto hereby consents to the exclusive jurisdiction of the United States District Court for the District of Delaware and the Chancery Court of the State of Delaware (and of the appropriate appellate courts therefrom) over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 5.04 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

     SECTION 5.06. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     SECTION 5.07. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Issuer or any Holder, except (i) as specifically provided pursuant to the terms hereof, (ii) in connection with a Transfer of securities of the Issuer pursuant to the terms hereof, in which case any Person acquiring Common Shares who is required by the terms of this Agreement to become a party hereto shall thenceforth be a "Holder" and (iii) that the

MSCP Funds may assign any of their rights, remedies, obligations or liabilities hereunder to (or exercise any of the foregoing jointly with) an Affiliate of the MSCP Funds without the consent of the other parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 5.08. Amendments; Waivers. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Holders of a majority (or, prior to the issuance of all Common Shares set forth on Schedule 2.01(b) and Schedule 2.01(c) to the Subscription Agreement, at least 75%) of the number of outstanding Common Shares owned by all Holders at such time, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that no amendment that would, in any material respect, adversely or uniquely affect such Holder shall be effective without the prior written consent of such Holder.

     SECTION 5.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 5.10. Recapitalization, etc. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Common Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Common Shares or any other change in capital structure of the Issuer, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

     SECTION 5.11. Remedies. The parties hereto acknowledge and agree that in the event of any breach of this Agreement, the parties would be irreparably harmed and could not be made whole by monetary damages. Each party hereto accordingly agrees (i) not to assert by way of defense or otherwise that a remedy at law would be adequate, and (ii) that the parties agree, in addition to any other remedy to which they may be entitled, that the remedy of specific performance of this Agreement is appropriate in any action in court.

     SECTION 5.12. Fees and Expenses. Unless otherwise provided herein or in the other Transaction Agreements, all costs and expenses incurred in connection with the transactions contemplated by the Transaction Agreements shall be paid by the party incurring such costs and expenses.

     (b) Notwithstanding anything herein to the contrary, the Issuer shall (i) bear all the costs and expenses relating to any acquisition by the Issuer or its Subsidiaries of a hospital, hospital system, healthcare facility or related assets and (ii) reimburse the MSCP Funds and their Affiliates for the reasonable fees and expenses incurred by any of them or on their behalf in connection with any such acquisition; provided that MSCP IV shall, upon the request of the Issuer, promptly provide an estimate of such reimbursable expenses.

     SECTION 5.13. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, the Issuer and each of the Holders will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to give effect to the terms and conditions of the Transaction Agreements.

     SECTION 5.14. Restriction on Certain Issuances. Notwithstanding anything in any Transaction Agreement to the contrary, prior to the purchase by the MSCP Funds of all of the Common Shares listed opposite the name of the MSCP Funds on
Schedule 2.01(b) and 2.01(c) to the Subscription Agreement, without the consent of MSCP IV, neither the Issuer nor any of its Subsidiaries shall seek or obtain any equity or equity-linked financing from, or issue any Common Shares or other capital stock to, any Person, other than (i) to the owner of a hospital, hospital system or hospital foundation solely as consideration for the acquisition by the Issuer of (x) assets owned by such hospital, hospital system or foundation or (y) capital stock of, or other equity interests in, a Person owning the assets of such hospital, hospital system or hospital foundation,
(ii) issuances of capital stock or other equity securities of a wholly owned Subsidiary of the Issuer to the Issuer or another wholly owned Subsidiary of the Issuer, (iii) issuances of capital stock or other equity securities of any Subsidiary of the Issuer to physicians or other healthcare providers (or their respective Affiliates) in connection with bona fide joint ventures with such Person and (iv) to the Investors pursuant to the terms of the Subscription Agreement.

     SECTION 5.15. Termination of This Agreement. Upon the consummation of a Liquidity Event, this Agreement shall terminate and become void and of no effect with no liability on the part of any party hereto; provided that (i) nothing in this Section 5.15 shall relieve any party to this Agreement of liability for a breach prior to such termination of any of its covenants or agreements contained in this Agreement,
(ii) Sections 5.03, 5.05, 5.11 and 5.12 shall survive any termination of this Agreement, (iii) Sections 2.01, 2.02, 2.03 and 2.09 (other than Section 2.09(d)) shall survive any termination of this Agreement for so long as is necessary in order to enable the exercise of any repurchase rights pursuant to the terms of Section 2.09 (other than Section 2.09(d)) and the consummation of any such repurchase thereunder and (iv) Section 2.08 shall survive any termination of this Agreement until the forfeiture of all Common Shares required to be forfeited pursuant to the terms of such Section.

     SECTION 5.16. Approval of New Option Plan. The Holders, being all of the shareholders of the Issuer as of the date hereof, hereby approve the Issuer's adoption of the Vanguard Health Systems, Inc. 2000 Stock Option Plan, in the form of Exhibit B hereto.

     SECTION 5.17. Amendment to Carry Option Plan. The Holders, being all of the shareholders of the Issuer as of the date hereof, hereby approve the amendment to the Carry Option Plan which results from the deletion of Keith Pitts from Annex III to this Agreement which, in turn, results in Mr. Pitts no longer being a "Designated Holder" under the Carry Option Plan. Such deletion results in a reduction in the maximum number of Common Shares reserved for the grant of awards under the Carry Option Plan by 30 from 29,852 to 29,822. Thus, the Issuer and the Holders (which include MSCP III and Persons having in excess of 50% of the Options granted under the Carry Option Plan) hereby amend the Carry Option Plan by changing the number found on the second line of Section 9 of the Carry Option Plan from "29,852" to "29,822".

     SECTION 5.18. Amendments to 1998 Stock Option Plan. The Holders, being all of the shareholders of the Issuer as of the date hereof, hereby approve the Board of Directors amending the Vanguard Health Systems, Inc. 1998 Stock Option Plan in the following manner:

     (a) The definition of "Subscription Agreement" set forth in Section 2 thereof is deleted in its entirety and replaced with the following new definition:

     ""Subscription Agreement" means the Amended and Restated Subscription Agreement dated as of June 1, 2000 among the Company and the investors party thereto, as it exists on the date hereof."

     (b) The first sentence of Section 5 thereof entitled "Stock" is deleted in its entirety and replaced with the following new first sentence:

          "The maximum number of shares of Common Stock reserved for the grant of Options under the Plan (the "Maximum Share Number") shall be 13,306 shares of Common Stock; provided, however, that in no event shall the number of shares of Common Stock with respect to which Options are granted hereunder exceed 50% of the number of shares of Common Stock authorized as of the effective date of this Plan."

     SECTION 5.19 Amendments to Voting Proxy; Joinder to Voting Proxy. (a) The Issuer and the Holders (which include the Proxyholder (as defined in the Voting Proxy), each Designated Shareholder (as defined in the Voting Proxy) and MSCPP
III) hereby amend the Voting Proxy to delete in Section 1.01(a) the definition of "Shareholders Agreement" and put in its place the following new definition:

          ""Shareholders Agreement" means the Amended and Restated Shareholders Agreement among the Company and the other parties thereto dated as of June 1, 2000."

     (b) The following Holders, by their execution of a signature page hereto, join as parties to the Voting Proxy and agree that each of them shall be bound as a "Designated Shareholder" by all of the provisions of the Voting Proxy:

                                  Mark Brenzel
                                David Culberson
                                 Roger Faculak
                                   Art Layne
                                  Brian Lemon
                          The Gail A. McGuinness Trust

     SECTION 5.20 Amendments to Surviving Shareholders Agreement; Joinder to Surviving Shareholders Agreement. (a) The definition of "Executive Managers" set forth in Section 1.01 of the Surviving Shareholders Agreement is deleted in its entirety and replaced with the following new definition:

     "Executive Managers" means collectively Charles N. Martin, Jr., W. Lawrence Hough, Joseph D. Moore, Keith B. Pitts and Ronald P. Soltman."

     (b) The following new Section 2.04(c) is added to the Surviving Shareholders Agreement:

          "(c) No Executive Manager may sell pursuant to Rule 144 (other than pursuant to the provisions of paragraph (k) of Rule 144) more than 10% of the total number of Common Shares purchased by such Executive Manager prior to such time. The provisions of this Section 2.04(c) shall terminate once the MSCP Funds own in the aggregate less than 10% of the outstanding Common Shares."

     (c) The following new Section 4.16 is added to the Surviving Shareholders
Agreement:

          "Section 4.16. Board of Directors. (a) The Board of Directors shall consist of such number of members as may be necessary from time to time in order to give effect to the provisions of this Section 4.16, and nominations shall be made, and vacancies shall be filled, such that the composition of the Board of Directors shall at all times be in accordance herewith.

          (b) At all times MSCP III or its Permitted Transferees shall have the right to nominate one member of the Board of Directors and Morgan Stanley Dean Witter Capital Partners IV, L.P. ("MSCP IV") or its Permitted Transferees shall have the right to nominate a second member of the Board of Directors.

          (c) MSCP IV or its Permitted Transferees shall have the right to appoint one member to each committee of the Board of Directors. The Holders and the Issuer agree to use their best efforts to take all actions necessary to appoint each such committee member.

          (d) Each Holder and the Issuer agrees, immediately upon request of MSCP III or MSCP IV, to execute a shareholder consent with respect to the Issuer, or vote its Common Shares at, or nominate persons to be directors in connection with, any annual or special meeting of shareholders where action with respect to the election of directors is to be taken, in each case so as to give effect to the provisions of this Section.

          (e) The Persons entitled under this Section to nominate members of the Board of Directors or any committee thereof may at any time revoke the nomination as to a particular individual, in which case the Holders will take all actions contemplated pursuant to Section 4.16(d) to effect the immediate removal of such individual from the Board of Directors, or such committee, as the case may be. If as a result of death, disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board of Directors, or any committee thereof, the Persons entitled under this Section to nominate such individual whose death, disability, retirement, resignation or removal resulted in such vacancy may, in accordance with the terms of this Section, nominate another individual to fill such capacity and serve as a director or committee member, as the case may be.

          (f) Each Holder agrees that if, at any time, it is then entitled to vote for the removal of directors of the Issuer, it will not vote any of its Common Shares in favor of the removal of any director who shall have been nominated pursuant to Section 4.16 unless the Holder(s) entitled to nominate such director shall have consented to such removal in writing.

          (g) The Board of Directors shall have general authority to administer the terms of the Surviving Shareholders Agreement.

          (h) The provisions of this Section 4.16 shall terminate once the MSCP Funds beneficially own in the aggregate less than 5% of the outstanding Common Shares."

     (d) The following Holders, by their execution of a signature page hereto, join as parties to the Surviving Shareholders Agreement and agree that each of them shall be bound as a "Holder" by all of the provisions thereof:

                                  Mark Brenzel
                                David Culberson
                                 Roger Faculak
                                   Art Layne
                                  Brian Lemon
                          The Gail A. McGuinness Trust

     SECTION 5.21 Joinder to Letter Agreement. The following Holders, by their execution of a signature page hereto, join as parties to the Letter Agreement dated as of June 1, 1998, among the Issuer and the Persons set forth on the signature pages thereto and agree that each of them shall be bound as an "Investor" by all of the provisions of said Letter Agreement:

                                  Mark Brenzel
                                David Culberson
                                 Roger Faculak
                                   Art Layne
                                  Brian Lemon
                          The Gail A. McGuinness Trust

     SECTION 5.22 Effectiveness. This Amended and Restated Shareholders Agreement shall become effective when both of the following have occurred: (1) this instrument has been executed by the Holders of at least 75% of the number of outstanding Common Shares owned by all Holders as of the date hereof and (2) the Subscription Agreement has been executed by the Issuer, Morgan Stanley Capital Partners III, L.P. and Investors (other than Morgan Stanley Capital Partners III, L.P., its Affiliates and their Permitted Transferees) owning at least 50% of the Common Shares owned by such Investors as of the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              MORGAN STANLEY CAPITAL PARTNERS III, L.P.
                              MORGAN STANLEY CAPITAL INVESTORS, L.P.
                              MSCP III 892 INVESTORS, L.P.

                              By: MSCP III, LLC,
                                  as General Partner of each of the limited
                                  partnerships named above

                              By: Morgan Stanley Capital Partners III, Inc.,
                                  as Member


                              By: /s/
                                 ----------------------------------------------
                                 Alan Fitzpatrick
                                 Address:   1221 Avenue of the Americas
                                            33rd Floor
                                            New York, New York 10017
                                 Telephone: (212) 762-6000
                                 Telecopy:  (212) 762-7951


                              MORGAN STANLEY DEAN WITTER CAPITAL
                              PARTNERS IV, L.P.
                              MORGAN STANLEY DEAN WITTER CAPITAL INVESTORS IV, L.P.
                              MSDW IV 892 INVESTORS, L.P.


                              By: MSDW Capital Partners IV, LLC,
                                  as General Partner of each of the limited
                                  partnerships named above


                              By: MSDW Capital Partners IV, Inc.,
                                  as Member


                              By: /s/
                                 ----------------------------------------------
                                 Alan Fitzpatrick
                                 Address:   1221 Avenue of the Americas
                                            33rd Floor
                                            New York, New York 10017
                                 Telephone: (212) 762-6000
                                 Telecopy:  (212) 762-7951

                              VANGUARD HEALTH SYSTEMS, INC.


                              By: /s/
                                 ----------------------------------------------
                                 Name:      Charles N. Martin, Jr.
                                 Title:     Chairman, President and Chief
                                            Executive Officer
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:      Charles N. Martin, Jr.
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:      W. Lawrence Hough
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:      Joseph D. Moore
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:      Keith B. Pitts
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197

                                 /s/
                                 ----------------------------------------------
                                 Name:      Ronald P. Soltman
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:      Mark Brenzel
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:      Bruce Chafin
                                 Address:   1400 New York Avenue, N.W.
                                            Suite 400
                                            District of Columbia 20005
                                 Telephone: (202) 393-3920
                                 Telecopy:  (202) 393-4130


                                 /s/
                                 ----------------------------------------------
                                 Name:      David Culberson
                                 Address:   3033 West Orange Avenue
                                            Anaheim, CA  92804
                                 Telephone: (714) 229-4000
                                 Telecopy:  (714) 229-6813


                                 /s/
                                 ----------------------------------------------
                                 Name:      Roger Faculak
                                 Address:   7856 East Camino Real
                                            Scottsdale, AZ  85255
                                 Telephone: (480) 419-5737
                                 Telecopy:  (480) 419-5738

                                 /s/
                                 ----------------------------------------------
                                 Name:      Robert E. Galloway
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:      John M. Geer
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:      Dennis Jacobs
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:      James Johnston
                                 Address:   20 Burton Hills Blvd.
                                            Suite 100
                                            Nashville, Tennessee 37215
                                 Telephone: (615) 665-6000
                                 Telecopy:  (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:      Art Layne
                                 Address:   5102 West Campbell Avenue
                                            Phoenix, AZ  85031
                                 Telephone: (623) 848-5100
                                 Telecopy:  (623) 848-5553

                                 /s/
                                 ----------------------------------------------
                                 Name:         Brian Lemon
                                 Address:      3249 South Oak Park Avenue
                                               Berwyn, IL 60402
                                 Telephone:    (708) 783-3001
                                 Telecopy:     (708) 783-3489


                                 THE GAIL A. McGUINNESS TRUST,
                                 as Restated on April 26, 1999


                                 By: /s/
                                    -------------------------------------------
                                    Name:      John Luke McGuinness, Jr.,
                                               Co-Trustee


                                 By: /s/
                                    -------------------------------------------
                                    Name:      Gail A. McGuinness, Co-Trustee
                                    Address:   3249 South Oak Park Avenue
                                               Berwyn, IL 60402
                                    Telephone: (708) 783-3001
                                    Telecopy:  (708) 783-3489


                                 /s/
                                 ----------------------------------------------
                                 Name:         Phillip W. Roe
                                 Address:      20 Burton Hills Blvd.
                                               Suite 100
                                               Nashville, Tennessee 37215
                                 Telephone:    (615) 665-6000
                                 Telecopy:     (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:         Anne L. Sanford
                                 Address:      20 Burton Hills Blvd.
                                               Suite 100
                                               Nashville, Tennessee 37215
                                 Telephone:    (615) 665-6000
                                 Telecopy:     (615) 665-6197

                                 /s/
                                 ----------------------------------------------
                                 Name:         Tony W. Simpson
                                 Address:      20 Burton Hills Blvd.
                                               Suite 100
                                               Nashville, Tennessee 37215
                                 Telephone:    (615) 665-6000
                                 Telecopy:     (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:         James H. Spalding
                                 Address:      20 Burton Hills Blvd.
                                               Suite 100
                                               Nashville, Tennessee 37215
                                 Telephone:    (615) 665-6000
                                 Telecopy:     (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:         Alan G. Thomas
                                 Address:      20 Burton Hills Blvd.
                                               Suite 100
                                               Nashville, Tennessee 37215
                                 Telephone:    (615) 665-6000
                                 Telecopy:     (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:         Thomas M. Ways
                                 Address:      20 Burton Hills Blvd.
                                               Suite 100
                                               Nashville, Tennessee 37215
                                 Telephone:    (615) 665-6000
                                 Telecopy:     (615) 665-6197


                                 /s/
                                 ----------------------------------------------
                                 Name:         Clifford Adlerz
                                 Address:      3401 West End Avenue
                                               Suite 760
                                               Nashville, Tennessee 37203
                                 Telephone:    (615) 460-1681
                                 Telecopy:     (615) 460-1690


                                 /s/
                                 ----------------------------------------------
                                 Name:         Ray Denson
                                 Address:      20 Burton Hills Blvd.
                                               Suite 100
                                               Nashville, Tennessee 37215
                                 Telephone:    (615) 665-6000
                                 Telecopy:     (615) 665-6449

                                 /s/
                                 ----------------------------------------------
                                 Name:         Paula Y. Eleazar
                                 Address:      c/o Dwane Johansen
                                               558 John's Pass Ave.
                                               Maderia Beach, FL 33708
                                 Telephone:    (727) 393-0701
                                 Telecopy:     (615) 740-1157


                                 /s/
                                 ----------------------------------------------
                                 Name:         Jerry M. Eyler
                                 Address:      3401 West End Avenue
                                               Suite 760
                                               Nashville, Tennessee 37205
                                 Telephone:    (615) 234-5908
                                 Telecopy:     (615) 234-5999


                                 /s/
                                 ----------------------------------------------
                                 Name:         Richard Francis
                                 Address:      3401 West End Avenue
                                               Suite 760
                                               Nashville, Tennessee 37203
                                 Telephone:    (615) 460-1682
                                 Telecopy:     (615) 460-1690


                                 /s/
                                 ----------------------------------------------
                                 Name:         Anthony C. Krayer
                                 Address:      340 West Tropical Way
                                               Plantation, Florida 33317
                                 Telephone:    (954) 985-3451
                                 Telecopy:     (954) 985-6193


                                 /s/
                                 ----------------------------------------------
                                 Name:         Carol A. Murdock
                                 Address:      20 Burton Hills Blvd.
                                               Suite 100
                                               Nashville, Tennessee 37215
                                 Telephone:    (615) 665-6000
                                 Telecopy:     (615) 665-6499

                              MPSW PARTNERS


                              By: /s/
                                 ----------------------------------------------
                                 Name:         Morton Pierce
                                 Title:        Managing Partner
                                 Address:      1301 Avenue of the Americas
                                               New York, New York  10019
                                 Telephone:    (212) 259-8000
                                 Telecopy:     (212) 259-6333


                                 /s/
                                 ----------------------------------------------
                                 Name:         Carl F. Chafin
                                 Address:      10801 Ramshorn Rd.
                                               Midlothian, Virginia 23113
                                 Telephone:    (804) 330-4383
                                 Telecopy:     (202) 393-4130


                                 /s/
                                 ----------------------------------------------
                                 Name:         Mark Price
                                 Address:      20 Burton Hills Blvd.
                                               Suite 100
                                               Nashville, Tennessee 37215
                                 Telephone:    (615) 665-6000
                                 Telecopy:     (615) 665-6399


                                 /s/
                                 ----------------------------------------------
                                 Name:         William V.B. Webb
                                 Address:      3401 West End Avenue
                                               Suite 760
                                               Nashville, Tennessee 37205
                                 Telephone:    (615) 234-5905
                                 Telecopy:     (615) 234-5999


                                 /s/
                                 ----------------------------------------------
                                 Name:         Harold H. Pilgrim, Jr.
                                 Address:      2503 Lakeview Drive
                                               Decatur, AL 35601
                                 Telephone:    (205) 355-6394
                                 Telecopy:     (205) 355-4674

                                 WILLIAM LAWRENCE HOUGH
                                 GRANTOR RETAINED ANNUITY TRUST


                                 By: /s/
                                    -------------------------------------------
                                    Name:      Leslie J. Hough
                                    Title:     Trustee
                                    Address:   20 Burton Hills Blvd.
                                               Suite 100
                                               Nashville, Tennessee 37215
                                    Telephone: (615) 665-6000
                                    Telecopy:  (615) 665-6197

                                                                     EXHIBIT A

                         FORM OF AGREEMENT TO BE BOUND

                                     [Date]

       To the Parties to the Amended and Restated Shareholders Agreement dated as of June 1, 2000 and the Surviving Shareholders Agreement, dated as of June 1, 1998

Ladies and Gentlemen:

     Reference is made to (i) the Amended and Restated Shareholders Agreement dated as of June 1, 2000 (the "Shareholders Agreement") among Vanguard Health Systems, Inc., Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, Morgan Stanley Capital Investors, L.P., L.P., Morgan Stanley Dean Witter Capital Partners IV, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., MSDW 892 Investors, L.P., the other Persons listed on the signature pages thereof and each other Person who has or shall become a party to the Shareholders Agreement as provided therein and (ii) the Surviving Shareholders Agreement dated as of June 1, 1998 (the "Surviving Shareholders Agreement") among each of the parties to the Shareholders Agreement. Capitalized terms used herein and not defined have the meanings ascribed to them in the Shareholders Agreement.

     In consideration of the covenants and agreements contained in the Shareholders Agreement and the Surviving Shareholders Agreement, the undersigned hereby confirms and agrees that it shall be bound as a "Holder" by all of the provisions of the Shareholders Agreement and of the Surviving Shareholders Agreement.

     This letter shall be construed and enforced in accordance with the internal laws of the State of Delaware.

                                            Very truly yours,


                                            -----------------------------------

                                                                        ANNEX I

               Allocation of Initial Shares and Initial Options


                                         Initial Shares                          Initial Options
                               -------------------------------         ---------------------------------
   Management Investor         No. of Shares        % of Total         No. of Options     Aggregate Cost
   -------------------         -------------        ----------         --------------     --------------
Martin....................        9,151              37.834%                 587          $  898,733.39
Hough Trust...............        3,659              15.128%                   0                   0.00
Hough.....................            0               0.000%                 359             549,651.26
Moore.....................        3,659              15.128%                 310             474,629.22
Soltman...................        3,136              12.966%                 228             349,082.14
Thomas....................          654               2.704%                 146             223,535.05
Chafin....................          654               2.704%                 163             249,563.11
Roe.......................          654               2.704%                 163             249,563.11
Johnston..................          654               2.704%                 146             223,535.05
Galloway..................          654               2.704%                 146             223,535.05
Simpson...................          328               1.356%                  97             148,513.01
Spalding..................          328               1.356%                  97             148,513.01
Sanford...................          328               1.356%                  97             148,513.01
Geer......................          328               1.356%                  81             124,016.02
Ways......................            0               0.000%                 695                   0.00
Jacobs....................            0               0.000%                  81             124,016.02
Pitts.....................            0               0.000%                   0                   0.00
McGuinness................            0               0.000%                   0                   0.00
Lemon.....................            0               0.000%                   0                   0.00
Culberson.................            0               0.000%                   0                   0.00
Brenzel...................            0               0.000%                   0                   0.00
Layne.....................            0               0.000%                   0                   0.00
Faculak...................            0               0.000%                   0                   0.00
                              -------------------------------------------------------------------------
     Total................       24,187             100.000%               3,396          $4,135,398.45
                                 ======             ========               =====          =============

                                                                       ANNEX II


                          Forfeiture of Initial Shares

                                                         Percentage of
                                                 Initial Shares to be Forfeited
Annual Revenues for the 12 Months Immediately          by Each Management
  Preceding the Date of Determination ($MM)                 Investor
---------------------------------------------    ------------------------------




                           [See Separate Attachment]

                                                                      ANNEX III


                          Initial Designated Holders
                          ==========================
                                  Cliff Adlerz
                                 Carl F. Chafin
                                 Raymond Denson
                                Paula Y. Eleazer
                                 Jerry M. Eyler
                                Richard Francis
                               Anthony C. Krayer
                                 MPSW Partners
                                 Carol Murdock
                             Harold H. Pilgrim, Jr.
                                   Mark Price
                               William V.B. Webb